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Exhibit 10.10

AGREEMENT

        THIS AGREEMENT, by and between ACCPAC Canada Inc. ("ACCPAC Canada") and Bentall Properties Ltd. and Westminster Management Corporation ("Landlord") is entered into this 21st day of February, 2001.

        WHEREAS, Landlord and Computer Associates Canada, Company (formerly known as Computer Associates Canada, Ltd.) ("CA") are parties to a Lease dated May 21, 1997 (as amended by a Lease Amending Agreement dated for reference February 6, 1998) (collectively, the "Lease") respecting the Leased Premises located at the Crestwood Corporate Centre, 13700 International Place, Richmond, BC (the "Leased Premises");

        WHEREAS, CA and ACCPAC Canada have subsequently entered into an Assignment and Assumption of Lease (the "Assignment") dated February 12, 2001 whereby CA has assigned to ACCPAC Canada all of its right, title and interest in the Lease, and ACCPAC Canada has assumed all of CA's obligations thereunder;

        WHEREAS, ACCPAC Canada is an "affiliate" of CA (as such term is defined in the Canada Business Corporations Act.)

        NOW, THEREFORE, in consideration of the covenants and premises herein, the parties hereby agree as follows:

  1.
  ACCPAC Canada hereby assumes all of the obligations of Tenant and agrees to perform all of the terms and conditions applicable to the Tenant under the Lease to the extent such obligations arise from and after the date hereof.

  2.
  Landlord hereby acknowledges the assignment of CA's interest under the Lease to ACCPAC Canada and accepts ACCPAC Canada as the Tenant under the Lease as of the date hereof.

  3.
  Landlord hereby acknowledges and confirms that the Lease represents the entire agreement between the Landlord and CA and, to the best of Landlord's knowledge, the Lease is in good standing as of the date of this Agreement.

WESTMINSTER MANAGEMENT CORPORATION
By:	/s/ MELVIN R. SHANNON
Name:	Melvin R. Shannon
Title:	Pres. & CEO
/s/ EVANGELINE BRIGHTMAN
Name:	Evangeline Brightman
Title:	Secretary
ACCPAC CANADA INC.
By:	/s/ PHILIP M. BIERMAN	[Witnessed By Carolyn Phelp]
Name:	Philip M. Bierman
Title:	Secretary

1

BENTALL PROPERTIES LTD.
/s/ TONY ASTLES
Name:	Tony Astles
Title:	Senior Vice President, British Columbia
By:	/s/ JON REES
Name:	Jon Rees
Title:	Exec. VP—C.F.O.

2

ASSIGNMENT AND ASSUMPTION OF LEASE

        FOR AND IN CONSIDERATION of receipt of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, COMPUTER ASSOCIATES CANADA, COMPANY (formerly known as Computer Associates Canada, Ltd.). (hereinafter referred to as "Assignor") hereby assigns to ACCPAC CANADA INC. (hereinafter referred to as "Assignee") all of its right, title and interest in and to a certain Lease dated May 21, 1997, by and between Assignor as "Tenant" and BENTALL PROPERTIES LTD. and WESTMINSTER MANAGEMENT CORPORATION, as "Landlord" (hereinafter referred to as "Landlord"), for certain space described therein and more commonly known as CRESTWOOD CORPORATE CENTRE—13700 INTERNATIONAL PLACE, RICHMOND, BC, as amended by that certain February 6, 1998, Lease Amending Agreement by and among Landlord, Assignor, and COMPUTER ASSOCIATES INTERNATIONAL, INC. (hereinafter referred to as "Indemnifier") (collectively, the "Lease") including, without limitation, all licenses and permits necessary or appropriate for the use and occupancy of such space.

        Assignee hereby accepts this Assignment and Assumption of Lease and hereby agrees to be bound by all of the obligations (to the extent arising from and after the date hereof) and rights of Assignor as Tenant under the Lease and acknowledges that all provisions of the Lease remain in full force and effect.

        This Assignment and Assumption of Lease shall not be construed to modify, waive, impair or affect any of the terms, provisions or conditions of the Lease.

        This Assignment and Assumption of Lease shall not constitute a consent to any further assignment of the Lease or subletting of the premises demised thereby.

        This Assignment and Assumption of Lease may be executed in two or more counterparts, each of which shall be deemed an original. All such counterparts shall together constitute one and the same instrument.

        Assignor represents and warrants, to the best of its knowledge, that: (a) there exists no default under the Lease nor has an event occurred which with the giving of notice, passage of time or both would be an event of default under the terms of the Lease; (b) there exist no defenses against the enforcement of any right or remedy of Landlord under the Lease, or of any duty or obligation of Assignor thereunder; (c) it has the full right, title and authority to transfer, assign, set over and deliver Assignor's interest in the Lease unto Assignee and has taken all actions and obtained all approvals and consents necessary on its part to authorize the transactions contemplated by this Assignment; (d) its interest in the Lease is not subject to any lien, claim, encumbrance or restriction; and (e) there are no other assignments, modifications or supplements to the Lease of any kind to which Assignor has been a party.

        Assignee represents and warrants, to the best of its knowledge, that (a) there exist no defenses against the enforcement of any right or remedy of Landlord under the Lease, or of any duty or obligation of Assignee hereunder; (b) it has full right, title and authority to assume the obligations of Tenant under the Lease and has taken all corporate actions necessary on its part to authorize the transactions contemplated by this Assignment.

        Assignor further represents and warrants that: (a) what is defined hereunder as the Lease is, in fact, the Lease attached hereto and incorporated herein as Exhibit A, and the same constitutes the entire agreement between the Assignor and the Landlord; and (b) except for the assignment of the Lease by Assignor to Assignee hereby, all of the terms and conditions of the Lease are valid, binding and enforceable in accordance with the Lease's terms.

1

        Assignor and Assignee each, as to itself but not the other, hereby represent and warrant that to its knowledge no other documents, instruments or agreements are necessary to effectuate the assignment contemplated hereunder except that certain Agreement by and between Landlord and Assignee of even date herewith.

        Except to the extent attributable to the negligence or willful misconduct of Assignor or Indemnifier, Assignee agrees to indemnify, defend and hold Assignor and Indemnifier harmless from and against any and all claims, demands, actions, loss, damage or liability, including, without limitation, reasonable attorneys' fees, to which Assignor or Indemnifier may now or hereafter become subject by reason of any obligation of Assignor under the Lease arising on and after the date hereof.

        Except to the extent attributable to the negligence or willful misconduct of Assignee, Indemnifier agrees to indemnify, defend and hold Assignee harmless from and against any and all claims, demands, actions, loss, damage or liability, including, without limitation, reasonable attorneys' fees, to which Assignee may now or hereafter become subject by reason of any obligation of Assignor under the Lease arising prior to the date hereof.

        Nothing contained herein to the contrary shall be construed as a release of Assignor as a tenant under, or from any obligations, duties or covenants contained in, the Lease, including, but not limited to, the payment of all past, present and future rent due under the terms of the Lease.

        Notwithstanding the foregoing assignment, that certain Schedule D to the Lease dated May 21, 1997 by and between Landlord and Indemnifier, executed in connection with the original execution of the Lease, by its own terms shall remain in full force and effect during the term of the Lease, as it may be extended.

        This Assignment shall be governed by and construed in accordance with the laws of the Province of British Columbia.

        The effective date of this Assignment and Assumption of Lease shall be the date of execution hereof.

2

        EXECUTED this 12th day of February, 2001.

"Assignor"

COMPUTER ASSOCIATES CANADA, COMPANY
By:	/s/ STEVEN M. WOGHIN
Name:	Steven M. Woghin
Title:	Secretary
Witnessed by [ILLEGIBLE]
"Assignee"
ACCPAC CANADA INC.
By:	/s/ PHILIP BIERMAN
Name:	Philip Bierman
Title:	Secretary
"Indemnifier"
COMPUTER ASSOCIATES INTERNATIONAL, INC.
By:	/s/ STEVEN M. WOGHIN
Name:	Steven M. Woghin
Title:	Secretary
Witnessed by [ILLEGIBLE]

3

CRESTWOOD CORPORATE CENTRE

Richmond, B.C.

LEASE
Between—	BENTALL PROPERTIES LTD. and WESTNIINSTER MANAGEMENT CORPORATION
as Landlord
and—	COMPUTER ASSOCIATES CANADA, LTD.
as Tenant

CRESTWOOD CORPORATE CENTRE
Richmond, B.C.

Table of Contents

Basic Terms:		1
.01	Area of Leased Premises	1
.02	Basic Rent	1
.03	Permitted Use	1
.04	Term	2
Article 1—Demise and Term:		2
Demise and Term		2
Surrender of Leased Premises		2
Article 2—Rent:		2
2.01	Basic Rent	2
2.02	Additional Rent	2
2.02.1	Rent Free	3
2.03	Adjustment of Additional Rent	3
2.04	Manner and Place of Payment	3
2.05	Irregular Calculation of Basic Rent	3
2.06	Disproportionate Allocation	4
2.07	Net Lease Intent	4
Article 3—Construction and Fixturing of Leased		4
3.01	Landlord's and Tenant's Work	4
3.03	Payment for Landlord's Work	4
3.04	Acceptance of Leased Premises	4
Article 4—Conduct of Business:		5
4.01	Use of Leased Premises	5
4.02	Prohibited Uses	5
4.04	Signs and Advertising Displays	5
4.05	Nuisance and Annoyance	6
4.06	Coin Operated Machines	6
4.07	Loud Speakers and Other Advertising Apparatus	6
4.08	Delivery of Supplies and Materials	6
4.09	Ordinances and Regulations	7
4.10	Rules and Regulations	7
4.11	Extended Hours of Operation	7
Article 5—Repairs:		8
5.01	Tenant's Repairs	8
5.02	Perimeter Walls and Glass	8
5.03	Landlord's Examination of Leased Premises	8
5.04	Landlord's Right to Repair	9
5.05	Landlord's Right to Enter for Other Repairs	9
5.05.1	Landlord's Access	9
5.06	Landlord's Repairs	9
5.07	Landlord's Obligation to Maintain	10
5.08	Damage and Destruction	10
5.09	Qualifications	11
5.10	Condition of Expiration	11
Article 6—Common Areas and Common Facilities:		12
6.01	Tenant's Use of Parking Areas	12

6.02	Landlord's Right to Remove Vehicles	12
6.03	Control of Common Areas and Common Facilities	12
6.04	Merchandise on Common Area	12
6.05	Visitor Parking	12
Article 7—Assignment and Sub-letting:		13
7.01	Prohibitions	13
7.02	Control of Corporation	14
7.03	Assignment by Landlord	14
Article 8—Insurance:		14
8.01	Tenant to Insure	14
8.02	Not to Affect Landlord's Insurance	15
8.03	Landlord to Insure	15
8.04	Landlord's Insurance	16
Article 9—Tenant Alterations:		16
9.01	Painting, Decorating and Alterations	16
9.02	Landlord's Property	17
9.03	Prohibitions	17
9.04	No Liens	17
Article 10—Public Utilities and Taxes:		18
10.01	Public Utilities, Business Tax and Machinery Tax	18
10.02	Payment of Real Property Taxes by Landlord	18
10.03	Increase in Real Property Taxes Attributable to Tenant	18
10.04	Goods and Services Tax	18
Article 11—Exclusion of Liability and Indemnity:		19
11.01	Exclusion of Liability	19
11.02	Indemnification	19
Article 12—Landlord's Rights and Remedies:		20
12.01	Default	20
12.02	Consequences of Default	21
12.03	Non-Waiver	22
12.04	Right of Landlord to Perform Tenant's Covenants	22
12.05	Time for Payment and Legal Costs	22
12.06	Remedies Cumulative	23
Article 13—Mortgages and Assignment by Landlord:		23
13.01	Sale or Financing of Development	23
13.02	Subordination and Acknowledgment	23
13.03	Offset Statement	23
13.04	Registration	23
13.05	Non-Disturbance Agreement/Subordination	24
Article 14—Overholding Tenant:		24
14.01	No Tacit Renewal	24
Article 15—Quiet Possession:		24
15.01	Quiet Possession	24
Article 16—Legal Relationships:		25
16.01	No Partnership	25
16.02	Joint and Several Liability	25
16.03	Successors and Assigns	25
Article 17—Notices:		25

17.01	Notices	25
Article 18—General:		26
18.01	Collateral Representations and Agreements	26
18.02	Management of Development	26
18.03	Time of the Essence	26
18.04	Unavoidable Delays	26
18.05	Accord and Satisfaction	27
18.06	Competition Act	27
18.07	Covenants	27
18.08	Consent or Approval of Landlord	27
18.09	For Lease Signs	27
18.10	The Commercial Tenancy Act	27
18.11	No Exclusivity	27
18.12	Schedules	27
18.13	Applicable Law	27
18.14	Headings	27
18.15	Tenant's Acceptance	28
18.16	Arbitration	28
18.17	Severability	28
Article 19—Definitions:		28
19.01	Additional Rent	29
19.02	Area of Leased Premises	29
19.03	Basic Rent	29
19.04	Basic Term	29
19.05	Building	29
19.06	Building Operation and Maintenance Costs	29
19.07	Commencement Date	30
19.08	Common Areas	30
19.09	Common Facilities	30
19.10	Development	31
19.11	Development Operation and Maintenance Costs	31
19.12	Force Majeure	31
19.13	Gross Leasable Area	32
19.14	HVAC Costs	32
19.15	Landlord's Architect	32
19.16	Landlord's Work	32
19.17	Lands	32
19.18	Lease	32
19.19	Lease Year	33
19.20	Leased Premises	33
19.21	Other Buildings	33
19.22	Permitted Use	33
19.23	Prime Rate	33
19.24	Real Property Taxes	33
19.25	Rent	33
19.26	Tax Cost	33
19.27	Tenant's Proportionate Share	33
19.28	Tenant's Work	33
19.29	Term	33
19.30	Year of the Term	33
Article 20—Special Clauses:		34
20.01	Agency Disclosure	34

20.02	Reimbursement of Tenant's Moving Expenses	34
20.03	Non-Smoking Policy	34
20.04	Handicap Accessibility	34
20.05	Tenant's Right of Second Refusal	34
20.06	Exclusive	35
20.07	Tenant's Right of Early Termination	36
20.08	Extension of Term	36
SCHEDULES:		39
Schedule A Plan of the Premises		39
Schedule B Landlord's Work		40
Schedule B-1 Tenant's Specifications		41
Schedule C Signage		50
Schedule D Indemnity Agreement		51
Schedule E Environmental Covenants		55

THIS LEASE made the 21st day of May, 1997. BETWEEN:

        BENTALL PROPERTIES LTD.,
        a body corporate, having its head office
        at Suite 1800, Four Bentall Centre, in the
        City of Vancouver, in the Province of
        British Columbia and

        WESTMINSTER MANAGEMENT CORPORATION,
        a body corporate, having a business office
        at Suite 600, 355 Burrard Street, in the City
        of Vancouver, in the Province of British Columbia

        (collectively the "Landlord")

                      OF THE FIRST PART

AND:

        COMPUTER ASSOCIATES CANADA, LTD.,
        a body corporate, having its head office at
        5935 Airport Road, Mississauga, Ontario L4V 1W5

        (the "Tenant")

                      OF THE SECOND PART

WHEREAS:

        (B)  the Landlord has represented to the Tenant that the Landlord is the registered owner of the Lands, subject however to such liens, charges and encumbrances as are registered against the title thereto as at the date hereof, and has constructed, or is in the process of constructing, improvements thereon, including the Building generally in accordance with the plans set forth in Schedule "A";

        NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained, the parties agree to this Lease of the Leased Premises on the terms and conditions set forth herein:

BASIC TERMS

.01	Area of Leased Premises:	approximately 40,000 square feet comprising the entire 3rd floor and a portion of the 2nd floor of the Building, subject to measurement in accordance with Section 19.02 hereof.
..02	Basic Rent:	Years one to five: $660,000.00 per annum, payable in equal monthly instalments of $55,000.00, based on an annual rate of $16.50 per square foot of the Area of Leased Premises; and
Years six to ten plus one month: $740,000.00 per annum, payable in equal monthly instalments of $61,666.67, based on an annual rate of $18.50 per square foot of the Area of Leased Premises.
..03	Permitted Use:	General office use including commercial sales, services, production, administration and storage of computer software.

..04	Term:	Ten (10) years and sixteen (16) days commencing the Commencement Date and expiring November 30, 2007.

        The foregoing Basic Terms are agreed to by the Landlord and the Tenant and any reference in this Lease to any one of the same shall include the provisions set forth above with respect thereto and in addition any more specific definition or reference hereinafter provided.

ARTICLE 1
Demise and Term

1.01    Demise and Term

        The Landlord does hereby demise and lease unto the Tenant the Leased Premises to have and to hold for and during the Term. For so long as the Tenant is not in default beyond any applicable cure periods, the Tenant shall be entitled for the benefit of the Leased Premises to enjoy, upon the terms and conditions established or altered pursuant to this Lease, the use in common with others entitled thereto of the Common Areas and the Common Facilities.

1.02    Surrender of Leased Premises

        Upon the expiration or sooner termination of this Lease, the Tenant shall vacate and surrender to the Landlord the Leased Premises in accordance with the provisions of this Lease. Except to the extent as otherwise expressly agreed by the Landlord in writing; no leasehold improvements, shall be removed by the Tenant from the Leased Premises either during or at the expiration or sooner termination of the Term except that the Tenant:

  (b)
  shall at the end of the Term remove its trade fixtures, furnishings, equipment and inventory as the Landlord shall require to be removed;

        The Tenant shall, in the case of every removal either during or at the end of the Term, make good any damage caused to the Leased Premises and any leasehold improvements therein by the installation and removal.

ARTICLE 2
Rent

2.01    Basic Rent

        The Tenant shall pay to the Landlord for each and every Year of the Term, the Basic Rent specified in Basic Term .02, by equal monthly instalments, each in advance on the first day of each and every month during the Term, the first of such monthly instalments to be paid on the Commencement Date. If the Term commences on a day which is not the first day of a calendar month then the instalment of Basic Rent payable on the broken portion of a calendar month at the beginning of the Term shall be calculated at a rate per day of 1/365th of the annual Basic Rent.

2.02    Additional Rent

        The Tenant shall pay to the Landlord for each and every Lease Year or portion thereof, the Additional Rent for such Lease Year or portion thereof. The amount of Additional Rent which the Tenant is to pay in each Lease Year or portion thereof shall be reasonably estimated by the Landlord in advance and the Tenant shall pay to the Landlord such amount in equal monthly instalments in advance during such Lease Year or the portion thereof. The amount of the estimated Additional Rent may be adjusted, from time to time, during a Lease Year by the Landlord giving written notice to the Tenant with supporting documentation, in which event the remaining payments to be made by the Tenant as aforesaid in such Lease Year shall be adjusted accordingly. All remedies of the Landlord on non-payment of rent shall be applicable to the Additional Rent and the obligation of the Tenant to pay any monies pursuant to this Lease shall survive the expiration or sooner termination of this Lease.

2.02.1    Rent Free

        Notwithstanding anything to the contrary herein contained, but subject to the Tenant being in occupancy and not in default, the Landlord shall provide the Tenant with seventy eight (78) days free Rent. The free Rent shall be applied by the Landlord against the payment of Rent accruing due during the period commencing the Commencement Date and ending January 31, 1998. For greater certainty, the Tenant acknowledges and agrees that notwithstanding the period of free Rent set out above it shall remain responsible for payment of all other amounts owing under this Lease.

2.03    Adjustment of Additional Rent

        Within ninety (90) days after the end of each Lease Year, the Landlord shall furnish to the Tenant a statement of the actual amount of Additional Rent payable by the Tenant for such preceding Lease Year and showing in reasonable detail the information relevant and necessary to the calculation thereof. If the amount payable by the Tenant as shown on such statement is more or less than the Additional Rent paid by the Tenant to the Landlord for such Lease Year pursuant to Article 2.02, the appropriate adjustment as between the Landlord and the Tenant shall be made within fourteen (14) days of delivery of such statement. Any payment made by the Landlord or made by the Tenant and accepted by the Landlord in respect of any adjustment made pursuant to this Article 2.03 shall be without prejudice to the right of the Landlord or the Tenant to claim a re-adjustment provided such claim if made by the Tenant is made within one hundred twenty (120) days after the Tenant's receipt of said statement and the reasonable detailed information relevant and necessary to the calculation thereof, or if made by the Landlord is made within one hundred twenty (120) days after, the date of delivery of the statement referred to in this Article 2.03. The Tenant shall have the right for a period of one hundred twenty (120) days following receipt of the aforesaid statement to, at its sole expense, inspect during the Landlord's normal business hours, subject to the inspection being reasonable in all the circumstances, any record kept or held by the Landlord of the costs or expenses claimed by the Landlord for such Lease Year which records shall be complete and the Landlord shall make its said records available accordingly.

2.04    Manner and Place of Payment

        All Rent and all other sums payable by the Tenant to the Landlord hereunder shall be paid to the Landlord at the office of the Landlord hereinafter set forth, or at such other place as the Landlord may in writing, from time to time, direct, without notice or demand, except as otherwise specifically provided herein, and without deduction, set off or abatement for any reason whatsoever. Provided the Landlord is in compliance with Article 2.03, the Tenant shall pay to the Landlord interest at a rate equal to the lesser of the maximum rate permitted by law or the rate that is three (3%) percent per annum above the Prime Rate on all arrears of Rent or other sums payable by the Tenant to the Landlord pursuant to the terms hereof, from, except as otherwise specifically provided herein, the date of default in payment, until payment is received by the Landlord.

2.05    Irregular Calculation of Basic Rent

        If for any reason it is necessary to calculate Basic Rent for a period of one or more months, but less than a Year of the Term, the same shall be calculated on the basis of 1/12 of the Basic Rent being payable for each month. If for any reason it becomes necessary to calculate Basic Rent for a period of less than one month the same shall be calculated on the basis of 1/365 of the Basic Rent being payable for each day in such period. Without restricting the generality of the foregoing, in the event the Commencement Date occurs other than on the first day of a month, the first instalment of Basic Rent paid by the Tenant in accordance with Article 2.01 shall be based on the period from the

Commencement Date to and including the last day of the month in which the Commencement Date occurs.

2.06    Disproportionate Allocation

        Notwithstanding anything else herein otherwise contained, to the extent that the Landlord, acting reasonably, determines that an item included in Additional Rent properly related to only a portion of the Development or to a portion of the Building, the Landlord may allocate such item to such portion of the Development or Building, as the case may be, in which event the Tenant's Proportionate Share, if the Leased Premises are within such portion, shall be calculated in relation to the Gross Leasable Area of all leasable premises in such portion.

2.07    Net Lease Intent

        Except to the extent otherwise specifically provided herein this Lease shall be a net lease to the Landlord such that the Basic Rent shall be received by the Landlord free of all outgoings whatsoever, the Tenant to pay for its own account all amounts, charges, costs, duties, fees, rates and taxes in any way relating to the Leased Premises as well as the Additional Rent herein provided.

ARTICLE 3
Construction and Fixturing of Leased Premises

3.01    Landlord's and Tenant's Work

        The parties agree that the work to be done by the Landlord is as set out in Schedule "B" hereto and that any additional work shall be Tenant's Work hereunder.

        The Tenant shall be granted possession of the Leased Premises upon the Landlord advising the Tenant it has received notification from the Landlord's contractor that the Leased Premises are substantially completed and ready for the Tenant's finishes. The Tenant shall have possession of the Leased Premises from such date for the purposes of installing its own improvements to the Leased Premises (the "Tenant's Work") and preparing same for operation of its day-to-day business. Should the Tenant require additional utilities because of the nature of its business, in excess of those already provided to the Leased Premises, then the Tenant shall be responsible for the cost of installing and/or supplying such additional utilities, subject to the Landlord's prior approval. No Tenant's Work shall commence until proof of the Tenant's Insurance has been provided to the Landlord. The parties acknowledge and agree that that all the terms of this Lease shall be applicable from the date the Tenant takes possession of the Leased Premises save only for the commencement of the Term, the payment of Basic Rent and the payment of Additional Rent, which shall occur on the Commencement Date.

3.03    Payment for Landlord's Work

        All work done at the Tenant's request (including the supplying of materials or equipment) by the Landlord or its contractors or sub-contractors in or relating to the Leased Premises, over and above Landlord's Work, shall be paid for by the Tenant forthwith on demand.

3.04    Acceptance of Leased Premises

        The taking of possession of the Leased Premises by the Tenant to construct the Tenant's Work shall be deemed to be conclusive proof that except for items noted in a list prepared by the Tenant during a joint inspection by the Tenant and the Landlord at the time of the taking of such possession, the Leased Premises are in the condition called for by this Lease to the extent that the Landlord is responsible therefor and that the Landlord has performed all of the Landlord's Work with respect thereto in a good and workmanlike manner. The itemizing of any matter in such list by the Tenant shall not preclude the Landlord from disputing the categorization of such matter as a deficiency.

ARTICLE 4
Conduct of Business

4.01    Use of Leased Premises

        The Tenant shall not use or occupy the Leased Premises or any part thereof for any purpose other than the Permitted Use, without consent of the Landlord first had and obtained. The Landlord, in its reasonable discretion, may withhold consent where such change in the Permitted Use reasonably conflicts with the use of any other tenant within the Building.

4.02    Prohibited Uses

  (a)
  The Tenant shall not, at any time, carry on nor suffer, permit or allow to be carried on in the Leased Premises any fire sale, distress sale, bankruptcy sale, going-out-of-business sale, or any other business sale designed to convey to the public that business operations are to be discontinued, an auction, a pawn business, a mail order business or any other business which because of the merchandise likely to be sold or the merchandising or pricing methods likely to be used would, in the reasonable opinion of the Landlord, tend to lower the character of the Development, or any other business or occupation which shall be reasonably deemed by the Landlord to be a nuisance.

  (b)
  The Tenant shall not use, and does not plan or intend to use, the Leased Premises, to dispose of, handle or treat a substance in a manner that, in whole or in part, would cause the Development to become a "contaminated site" under Environmental Laws (as defined in Schedule "E").

4.04    Signs and Advertising Displays

        The Tenant, after first obtaining the written approval of the Landlord to, or at the request of the Landlord with instructions as to the specifications, design, location and method of installation, shall at the expense of the Tenant install, maintain and operate during such reasonable hours the Landlord and the Tenant shall mutually agree a sign in accordance with the sign criteria of the Landlord as such criteria are set out in Schedule "C" hereto. The Tenant shall not erect or place, or suffer to be erected or placed or maintain any other signs of any nature or kind whatsoever either on the exterior walls of the Leased Premises or elsewhere in the Development without the approval of the Landlord. The Tenant shall not erect or place or suffer to be erected or placed in the display windows of the Leased Premises, any signs, decoration, lettering or advertising matter of any kind (including signs placed in the interior of the Leased Premises for exterior view) without first obtaining the Landlord's written approval, which approval may not be unreasonably withheld. All signs or other materials, referred to in this Article 4.04 shall remain the property of the Tenant and the Tenant shall remove the same at the expiration of the Term or such shorter period to which the approval relates and shall make good any damage caused by such installation or removal.

        Notwithstanding the foregoing and the provisions of Schedule "C", provided the Tenant is in occupancy of the whole of the Leased Premises, the Tenant shall have the following signage rights with respect to the Building:

  (a)
  the non-exclusive right to install two (2) backlit signs upon the facia near the top the Building, in a location mutually agreeable to both parties with Tenant selecting which side its sign(s) will be placed, acting reasonably;

  (b)
  the right to non-exclusive signage upon the pedestal sign at the entry to the Building, at the Landlord's expense; and

  (c)
  inclusion of the Tenant's name on the main directory in the interior lobby of the Building as well as on the general directory at the entrance to the Development.

        All such signage, shall be subject to the Landlord's approval as to design, size and location (not to be unreasonably withheld or delayed), and shall be installed at the Tenant's sole cost and expense (except as otherwise stated). The Tenant shall further be responsible for obtaining all necessary and required approvals from municipal and other officials, and for ensuring the manufacture and installation of such signage complies fully with all building codes and bylaws. The Landlord agrees to cooperate and assist if possible with the Tenant in obtaining approvals

        The Tenant's right to signage as aforesaid may be revoked by the Landlord in writing in the Landlord's reasonable discretion upon:

  (e)
  this Lease or the Leased Premises being assigned, sublet or otherwise transferred to a third party which is not affiliated with the Tenant;

  (f)
  the Tenant being in material default of its obligations under this Lease, where the Landlord is required to take action as a result of such material default;

  (g)
  this Lease being terminated by the Landlord in accordance with this Lease, or the Term otherwise expiring, or

  (h)
  the Tenant ceasing to occupy at least the 3rd floor of the Building as at the Commencement Date.

        Where the Tenant's right to signage is revoked or terminated as described above, the Tenant will forthwith at its own cost and expense remove the signage from the top of the Building and from the pedestal sign, failing which the Landlord shall be entitled to remove same and to charge the Tenant for all reasonable and actual costs associated with such removal.

4.05    Nuisance and Annoyance

        The Tenant shall not use or occupy the Leased Premises or suffer or permit the same to be used or occupied for any unlawful purpose, or for any dangerous, noxious or offensive trade or business, or for any purpose likely to cause a nuisance or annoyance to the Landlord or any other tenants of the Development nor undertake any operation likely to cause the same, nor commit or suffer to be done any waste, damage or disfigurement or injury to the Development or any part thereof nor permit or suffer the overloading of any floors therein.

4.06    Coin Operated Machines

        The Tenant shall not have or permit or suffer to be on the Leased Premises any machines selling merchandise or services or providing entertainment, whether by coins, credit cards or otherwise, unless expressly approved by the Landlord in writing. The Landlord acknowledges and agrees that the Tenant may have a limited number of vending machines in the Leased Premises for the purposes of provided soft drinks, juices and snacks for its employees.

4.07    Loud Speakers and Other Advertising Apparatus

        The Tenant shall not have or permit any public address, music broadcast or other sound system which may be heard beyond the limits of the Leased Premises.

4.08    Delivery of Supplies and Materials

        The delivery and shipping of merchandise, supplies, fixtures and other materials or goods of whatsoever nature to or from the Leased Premises and all loading, unloading and handling thereof shall be done through such entrances as designated by the Landlord and at such reasonable business hours and by such reasonable means as approved by the Landlord.

4.09    Ordinances and Regulations

        The Tenant shall observe and fulfill the provisions and requirements of all statutes, orders in council, by-laws, rules and regulations, relating directly or indirectly to the use of the Leased Premises and shall comply with all reasonable requirements of any insurer under any policy of insurance affecting the Development.

4.10    Rules and Regulations

        The Tenant shall observe and comply with and use its reasonable efforts to cause its employees, agents, licensees and invitees to observe and comply with any and all rules and regulations communicated by the Landlord to the Tenant in advance and in writing, from time to time, which in the reasonable judgment of the Landlord are necessary or desirable in relation to all aspects of the use and occupancy by the Tenant of the Leased Premises, the Building, the Common Areas and the Common Facilities including for the reputation, care, safety and appearance of the Development, the preservation of good order therein and the operation and maintenance thereof, provided that such rules and regulations do not conflict with any provisions of this Lease and are not discriminatory against the Tenant and are uniformly applied. The Tenant specifically acknowledges that the Landlord has and shall have the right to make rules and regulations as aforesaid.

4.11    Extended Hours of Operation

        Notwithstanding the foregoing, throughout the Term and any renewals or extensions thereof, the Tenant shall be provided access to the Leased Premises and parking facilities for the Building, twenty four (24) hours per day, seven (7) days a week (the "Extended Hours") so long as:

  (a)
  the Tenant shall not, in so doing, be in violation of any by-law, rule, ordinance or regulation of any governmental authority relating to hours of business operations;

  (b)
  the Tenant provides advanced written notice to the Landlord requesting a continued supply of electrical power, building standard HVAC, lighting within the Leased Premises and elevator service if required to the Leased Premises;

  (c)
  the Tenant shall be responsible for and shall promptly pay to the Landlord forthwith on demand as Additional Rent, such additional costs and expenses incurred by the Landlord as a result of, or directly attributable to, the Tenant operating during the Extended Hours;

  (d)
  all of the terms, covenants and conditions contained in the Lease shall be applicable to the Tenant and the Tenant's business operations during the Extended Hours;

  (e)
  such costs may increase or decrease to the extent the Landlord's utility costs change; and

  (f)
  Landlord and Tenant agree that the cost of overtime utility consumption is $25.00 per hour for the entire Building, with these costs applying to each tenant in the Building and these costs may increase or decrease to the extent the Landlord's utility costs change.

        The parties acknowledge and agree that the Extended Hours are beyond the normal business hours which are currently 6 a.m. to 6 p.m., Monday through Friday, excluding statutory holidays.

4.12    The Landlord agrees to provide for the provisions of this Article 4, except as provided for in Article 4.04(a) of this Lease.

ARTICLE 5
Repairs

5.01    Tenant's Repairs

        The Tenant shall at all times during the Term, at its own cost and expense, repair, maintain, operate and keep the Leased Premises, all equipment, fixtures and mechanical systems (including heating, ventilating and air-conditioning systems) within the Leased Premises or elsewhere (if such equipment, fixtures or systems are provided for the use or benefit of the Leased Premises) and any improvements now or hereafter made to the Leased Premises in good order, firstclass condition and repair (reasonable wear and tear and repairs which are the Landlord's responsibility pursuant to Article 5.06 hereof only excepted) in accordance with the statutory building scheme registered against title to the Lands and without limiting the generality of the foregoing, the Tenant shall, during the Term, cause such good management and care to be taken of the Leased Premises and various parts thereof that no injury to the same shall occur and all water closets, sinks, heating and air-conditioning and ventilating apparatus located in the Leased Premises shall be maintained in a state of efficient and good working order. The Tenant shall be responsible for all such maintenance, repairs, replacements and shall promptly with due diligence, at its sole expense, carry out any and all of the foregoing. The Tenant, at its option, shall be responsible for all janitorial services respecting the Leased Premises (including the washing of windows therein, both inside and outside) so as to keep the Leased Premises in a clean and tidy condition. In the event the Tenant is responsible for all janitorial services respecting the Leased Premises, the Building Operation and Maintenance Costs for the Leased Premises will be reduced by the equivalent cost of the Landlord providing standard janitorial services to the Leased Premises. Notwithstanding, all modifications to the Leased Premises, following the initial installation, are to the Tenant's account and are subject to the Landlord's prior written approval. It is understood that the Landlord's contractor shall be utilized for all changes to the mechanical, electrical and life safety systems. All design and consultant's fees and permits are to the Tenant's account. Landlord will use reasonable efforts to ensure that its contractor's costs are competitive, having regard to the unique nature of the Building and the Development.

        Notwithstanding the foregoing provisions of this Section 5.01, if the Building is primarily used for office purposes, the task of repairing, maintaining and operating the heating, ventilating and air-conditioning systems and other building standard equipment and mechanical systems within or serving the Leased Premises shall be the responsibility of the Landlord (save only to the extent that any such equipment or systems are installed by or for the sole use of the Tenant) and the costs thereof shall form part of the HVAC Costs or Building Operation and Maintenance Costs, as the case may be hereunder.

5.02    Perimeter Walls and Glass

        The Tenant shall promptly repair or make whole all damaged glass, plate glass, doors and windows in the Leased Premises as and whenever the same is required.

5.03    Landlord's Examination of Leased Premises

        The Landlord and any employee, servant, agent or contractor of the Landlord shall be entitled upon prior notice and accompanied by a Tenant representative, at any time during normal business hours and at any time in the event of an emergency and will notify a Tenant representative within a reasonable time thereafter, to enter and examine the state of maintenance, repair, of the Leased Premises, all equipment and fixtures within the Leased Premises and any improvements now or hereafter made to the Leased Premises and the Landlord may give notice to the Tenant requiring that the Tenant perform such maintenance or effect such repairs, replacements or cleaning as is the responsibility of the Tenant and as may be found necessary from such examination.

5.04    Landlord's Right to Repair

        In the event that the Tenant fails forthwith after receipt of written notice thereof, or within such reasonable time thereafter if for any cause beyond the control of the Tenant it is not reasonable in the circumstances (it being agreed that lack of finances on the part of the Tenant shall not be treated as a cause beyond the Tenant's control), to commence and diligently proceed to perform such maintenance or effect such repairs, replacements, decorations or cleaning as so specified in any notice given by the Landlord, the Landlord, its employees, servants, agents or contractors may, but shall not be obligated to, enter the Leased Premises and at the Tenant's expense, perform and carry out the same and the Landlord in so doing shall not be liable for inconvenience, disturbance, loss of business or other damage resulting therefrom unless caused by the gross negligence of the Landlord or its representatives and in the event the Landlord expends any monies pursuant to the provisions of this Article 5.04, the Tenant shall pay the same to the Landlord on demand accompanied by reasonable supporting details with a fee of twenty (20%) percent of such amount for the Landlord's supervisory function and in addition shall pay interest on the aggregate of the foregoing at the rate provided in this Lease from the date of the expenditure of such first mentioned monies by the Landlord.

5.05    Landlord's Right to Enter for Other Repairs

        The Landlord, and any employee, servant, agent or contractor of the Landlord shall have the right subject to prior notice and if accompanied by a Tenant representative to enter the Leased Premises at all times during business hours and at any time in the case of an emergency to make such alterations or repairs as the Landlord is required to make pursuant to the terms of this Lease or shall deem necessary for the safety, preservation, proper administration or improvement of the Development or any portion thereof and the Landlord in so doing, shall not be liable for inconvenience, disturbance, loss of business or other damage resulting therefrom, provided the Landlord abides by the Tenant's reasonable requirements and exercises prudent care in the conduct of its work.

5.05.1    Landlord's Access

        The Landlord will use all reasonable efforts to minimize disruption of the Tenant's business activities and not to permanently reduce floor area, nor permanently detract from the appearance nor permanently adversely affect the Tenant's layout. The Tenant may impose reasonable additional requirements as may be necessary for security or to protect sensitive equipment.

5.06    Landlord's Repairs

        The Landlord shall, from time to time, throughout the Term:

  (a)
  at its sole cost, carry out as soon as possible in the circumstances after receipt of notice thereof in writing from the Tenant, structural repairs to the foundations, exterior walls (excluding store-fronts and glass), structural subfloors, the structural portions of bearing walls and structural columns and beams which interfere with or impair the use, occupancy or safety of the Leased Premises;

  (b)
  carry out repairs or replacements to the Common Areas and the Common Facilities, including the heating, ventilating and air-conditioning systems forming part of the Common Facilities; and

  (c)
  repair all damage to the Leased Premises which is covered by any insurance required by the Landlord in accordance with the provisions of Article 8.03 hereof to the extent of the proceeds of such insurance applicable thereto;

        PROVIDED HOWEVER that if any such repairs are necessitated by the negligence or misconduct of the Tenant, its servants, agents, contractors, licensees, employees or others for whom in law the Tenant is responsible, the Tenant shall pay to the Landlord on demand the cost of such repairs and a fee of twenty (20%) percent for the Landlord's supervisory function and interest on the aggregate amount of both of the foregoing from the date of expenditure of the first mentioned monies by the Landlord.

        PROVIDED FURTHER that in any event the Landlord shall not be responsible for any damages, loss or injury sustained by the Tenant or any person or persons claiming through or under it, by reason of defects giving rise to the need for such repairs or the consequence thereof, including the inconvenience occasioned to the Tenant by the entry of the Landlord, its employees, servants, agents, or contractors on the Leased Premises to effect such repairs, provided the Landlord abides by the Tenant's reasonable requirements and exercises prudent care in the conduct of its work.

5.07    Landlord's Obligation to Maintain

        The Landlord shall maintain and keep the Common Areas and the Common Facilities in a state of repair, operation, and cleanliness consistent with the standard of a first class development of a similar nature.

5.08    Damage and Destruction

        In the event of damage or destruction of the Leased Premises of the Building including Common Areas and Common Facilities by fire, lightning, earthquake, tempest or other casualty so that:

  (a)
  the same is damaged or destroyed to the extent that the same cannot with reasonable diligence be rebuilt, repaired or restored within one hundred and twenty (120) days of the date of damage or destruction (as determined in the opinion in writing of the Landlord's Architect, which written opinion shall be delivered to the Tenant within thirty (30) days of the occurrence of such damage or destruction) then, notwithstanding any other term or condition of this Lease to the contrary, the Landlord may terminate this Lease by notice in writing to the Tenant given within sixty (60) days of the occurrence of such damage or destruction, such notice to be effective as at the date of the damage or destruction if the Leased Premises are not capable of being utilized by the Tenant as determined by the Landlord's Architect and otherwise to be effective at the date specified in such notice of termination which shall not be less than thirty (30) days following receipt of such notice by the Tenant and in either of such events, the Rent hereby reserved shall be forthwith payable by the Tenant to the effective date of the termination except to the extent the use of the Leased Premises is diminished for which the, Tenant shall receive an equitable abatement of Rent, the Term hereby granted shall terminate as at that date and the Landlord may as at the effective date of termination re-enter and take possession of the Leased Premises and deal with the same as fully and effectively as if these presents had not been entered into. But if within the said period of sixty (60) days, the Landlord shall not give notice terminating this Lease, then as soon as reasonably practicable thereafter, the Landlord shall forthwith proceed or continue with due diligence the rebuilding, repair or restoration with all reasonable diligence and the Basic Rent hereby reserved, or a proportionate part thereof depending upon the proportion of the Leased Premises and associated Common Facilities that are not fit for use by the Tenant for the intended purpose of this Lease, shall abate until the Leased Premises have been rebuilt and made fit for the intended purposes of this Lease;

  (b)
  the same is damaged or destroyed to the extent that the same can with reasonable diligence be rebuilt, repaired or restored within one hundred and twenty (120) days of the date of such damage or destruction (as determined in the opinion in writing of the Landlord's Architect, which written opinion shall be delivered to the Tenant within thirty (30) days of the occurrence of such damage or destruction) and the Landlord is not otherwise entitled to terminate this Lease pursuant to Article 5.08(a) the Landlord shall forthwith proceed as soon as reasonably practicable after such determination, undertake or continue with due diligence the repair of the same with all reasonable diligence provided, however, that nothing herein contained shall impose any obligation upon the Landlord to complete such repair within the said period of one hundred and twenty (120) days and the Basic Rent hereby reserved, or a proportionate part thereof depending upon the proportion of the Leased Premises and associated Common Facilities that are not fit for use by the Tenant for the intended purposes of this Lease, shall abate until the Leased Premises have been rebuilt and made fit for the intended purposes of this Lease.

5.09    Qualifications

  (a)
  For the purposes of Article 5.08 the terms "Leased Premises" and "Building" shall be deemed not to include the Tenant's trade fixtures, merchandise, stock-in-trade, furniture or any other improvements installed in the Leased Premises by or on behalf of the Tenant including the Tenant's Work.

  (b)
  If the Landlord rebuilds, repairs, or restores the Building or the Leased Premises as contemplated in Article 5.08 it will not be required to reproduce exactly the Leased Premises or the Building or restore the same to the exact condition that existed before the damage or destruction provided that it reproduces or restores or rebuilds the same to a substantially comparable condition and configuration provided that the use of the Leased Premises and the Building are not diminished.

  (c)
  The certificate of the Landlord's Architect as reasonably determined in charge of the rebuilding, repair or restoration shall bind the Landlord and the Tenant as to the state and proportion of the suitability for occupancy of the Leased Premises and as to the date upon which the Landlord's work of reconstruction or restoration is completed and the Leased Premises fit for the purposes of the Tenant.

  (d)
  Notwithstanding any of the provisions of Article 5.08 to the contrary, in the event the damage or destruction referred to therein is caused by the negligence or misconduct of the Tenant, its servants, agents, employees, contractors, licensees or other persons for whom in law the Tenant is responsible:

  (i)
  and this Lease is not terminated as a result of such damage or destruction there shall be no abatement of Basic Rent as contemplated in Article 5.08; and

  (ii)
  the Tenant shall indemnify and hold harmless the Landlord from and against any liabilities, damages, costs, claims, suits or actions of any nature whatsoever suffered by or incurred by the Landlord to the extent directly as a result of such damage or destruction and this indemnity and hold harmless covenant shall survive the expiration of the Term.

5.10    Condition of Expiration

        Upon the expiration of the Term the Tenant shall surrender and deliver up to the Landlord vacant possession of the Leased Premises, which Leased Premises at such time, unless the expiration of the Term has occurred pursuant to Article 5.08, shall be in the condition in which the same must be maintained during the Term pursuant to Articles 5.01 and 5.02 and as the same must otherwise be restored pursuant to Article 9.02.

ARTICLE 6
Common Areas and Common Facilities

6.01    Tenant's Use of Parking Areas

        The Tenant, its employees, suppliers and other persons not licensees or invitees and having business with the Tenant shall be prohibited from using for parking of vehicles and loading or unloading of vehicles any part of the customer parking areas as such may be designed and changed from time to time by the Landlord. Tenant and employee parking shall be limited to specified times and places, arranged so as to cause minimal interference to business within the Development. If requested by the Landlord the Tenant shall supply its employees' automobile license numbers to the Landlord.

        The Landlord agrees to make available at no extra charge not less than three (3) parking stalls per 1,000 square feet of rentable area leased by the Tenant. The parking stalls shall be distributed on a random basis around the perimeter of the Building and shall be free of charge during the initial Term of this Lease. At the Tenant's option, the Landlord shall designate a total of up to ten (10) of the above stalls for the Tenant's exclusive use within close proximity to the front entrance of the Building.

6.02    Landlord's Right to Remove Vehicles

        Should the Tenant, its employees, suppliers or other persons not licensees or invitees of the Tenant park vehicles in areas not allocated for that purpose, the Landlord shall have the right to remove the said trespassing vehicles and the Tenant will save harmless the Landlord from any and all damages arising therefrom and the Tenant will pay the costs of such removal.

6.03    Control of Common Areas and Common Facilities

        The Landlord shall at all times have exclusive control and management of the Common Areas and the Common Facilities. Such control applies to signs, use of show windows, and the Tenant's publicity visible from the Common Areas, as well as to the use made by the Tenant and/or the public of the Common Areas. The Landlord shall have the right to alter, vary, designate and redesignate the Common Areas and the Common Facilities from time to time and to interfere with the use of the Common Areas and the Common Facilities to the extent necessary to make such alterations or variations or any other repairs required or permitted to be made by the Landlord under this Lease except to the extent that such interferences materially and substantially diminishes the Tenant's rights and access.

6.04    Merchandise on Common Area

        In particular, but without in any way limiting the generality of the provisions of Article 6.03, the Tenant shall not keep, display, or sell any merchandise on or otherwise obstruct or use any part of the Common Areas on the Common Facilities, except as permitted by the Landlord and except for displays included in Development promotions when recognized and permitted by the Landlord.

6.05    Visitor Parking

        The Landlord shall at all times during the Term designate for the benefit of licensees and invitees of the Tenant visitor parking facilities and the Landlord reserves the right to impose reasonable charges upon any licensee and invitee of the Tenant for the use of same. Notwithstanding the above, the Landlord agrees that it shall not impose any visitor parking charge payable by the Tenant during the initial Term of this Lease.

ARTICLE 7
Assignment and Sub-Letting

7.01    Prohibitions

        The Tenant shall not assign or transfer this Lease or the Term or any portion thereof or let or sublet all or any part of the Leased Premises or grant any license with respect thereto (any of the foregoing being hereinafter called a "Transfer") without the written consent of the Landlord first had and obtained, which consent shall not be unreasonably withheld or delayed, provided that it shall not be unreasonable for the Landlord to withhold its consent where the Tenant is assigning or subletting at a profit to the Tenant unless the Landlord receives fifty percent (50%) of such profit.

        All requests to the Landlord for consent to any Transfer shall be made to the Landlord in writing together with payment to the Landlord of one hundred dollars ($100.00) as a deposit on account of all costs incurred by the Landlord in considering and processing the request for consent and such information in writing as the Landlord might reasonably require respecting a transferee including, without limiting the generality of the foregoing, the name, address, business experience, financial position and banking and personal references of such transferee, and in the event the transferee is a corporation, similar information respecting the corporation. In addition, the request shall contain a comprehensive summary of the terms and conditions upon which the Transfer is to occur.

        Notwithstanding any provisions of this Article 7.01 to the contrary, after the Landlord receives such request and information in writing, it shall have the option, to be exercised by written notice within ten (10) business days after the receipt of such request and information, to terminate this Lease and the Term hereof with respect to that portion of the Leased Premises which is the subject of the Transfer on not less than thirty (30) days and not more than ninety (90) days notice to the Tenant. If the Landlord elects to terminate this Lease as aforesaid, the Tenant shall have the right, to be exercised by written notice to the Landlord within ten (10) days after receipt of such notice of termination, to withdraw the request for consent to the proposed Transfer, in which case the Tenant shall not proceed with such Transfer, the notice of termination shall be null and void and this Lease shall continue in full force and effect in accordance with its terms.

        If the Landlord consents to a Transfer, the Landlord shall have the following rights:

  (a)
  to require the Tenant to enter into an agreement in writing to implement all amendments to the Lease to give effect to the Landlord's exercise of its foregoing rights; and

  (b)
  to require the Transferee to enter into an agreement directly with the Landlord to perform and observe all the terms and conditions of the Tenant pursuant to this Lease.

        Whether or not the Landlord consents to any request to Transfer, the Tenant shall pay reasonable and necessary costs incurred by the Landlord in considering any request for consent to Transfer and in completing any of the documentation involved in implementing such Transfer.

        PROVIDED FURTHER that, notwithstanding any other provisions of this Article 7.01 to the contrary, neither the Transfer nor the taking of any documentation in relation thereto shall affect the obligation of the Tenant to perform and observe all of the terms and conditions in this Lease to be observed and performed by the Tenant.

        PROVIDED FURTHER that notwithstanding the foregoing the Tenant shall have the right to Transfer this Lease to a Transferee which is an "affiliate" of the Tenant (as such term is defined in the Canada Business Corporations Act) without the consent of, but with notice to, the Landlord, provided such Transferee enters into an agreement directly with the Landlord to perform and observe all the terms and conditions of the Tenant pursuant to this Lease as set out in (b), above, and further provided that such Transfer shall not affect the continued obligations of the Tenant hereunder.

7.02    Control of Corporation

        If the Tenant is a corporation, other than a corporation the shares of which are listed on any recognized stock exchange, effective control of the corporation shall not be changed directly or indirectly by a sale, encumbrance or other disposition of shares or otherwise howsoever without first obtaining the written consent of the Landlord; provided that the Landlord's consent shall not be required for any sale or other disposition of shares by present shareholders to and between themselves or in the event of any transmission of shares on death and provided further that the Landlord's consent shall not be unreasonably withheld where control of the Tenant is to pass to a subsidiary or parent of the Tenant.

7.03    Assignment by Landlord

        Subject to the provisions of Article 13.01 of this Lease, the Landlord may assign all or a part of its interest in this Lease without the Tenant's knowledge or consent.

ARTICLE 8
Insurance

8.01    Tenant to Insure

  (a)
  The Tenant, at its sole cost and expense, shall take out and keep in force during the Term, standard fire and extended coverage, and malicious damage insurance on the stock-in-trade, furniture, fixtures, glass, improvements and all other contents of the Leased Premises to their full replacement value, and comprehensive general liability insurance in an amount of not less than we three million dollars ($3,000,000) and tenant's fire legal liability insurance all in amounts and with policies in a form reasonably satisfactory to the Landlord with insurers reasonably acceptable to the Landlord. Each such policy shall name the Landlord as an additional insured as its interest may appear and such comprehensive public liability insurance shall contain a provision for cross liability as between the Landlord and the Tenant. Each policy other than public liability policies shall provide that the insurer shall not have any right of subrogation against the Landlord, its servants, agents or employees on account of any loss or damage covered by such insurance or on account of payments made to discharge claims against or liabilities of the Landlord or Tenant covered by such insurance. The cost or premium for each and every such policy shall be paid by the Tenant. The Tenant shall obtain from the insurers under such policies, undertakings to notify the Landlord in writing at least thirty (30) days prior to any cancellation or reduction in coverage thereof. If the Tenant fails to take out or keep in force, or provide to the Landlord proof, as hereafter contemplated, of such insurance, the Landlord shall have the right to place such insurance on behalf of the Tenant and to pay the premium therefor and in such event, the Tenant shall repay to the Landlord the amount paid therefor, which repayment shall be deemed to be Additional Rent payable on the first day of the next month following the said payment by the Landlord. The Tenant agrees to provide the Landlord with current copies of the insurance policies or certificates of insurance as described herein.

  (b)
  The Landlord and the Tenant acknowledge and agree that, provided the Tenant is Computer Associates Canada, Ltd. and is not in default hereunder beyond any applicable cure periods, in lieu of the Tenant's insurance requirements described in Article 8.01(a) above, the Tenant may at its option elect to self-insure, provided that:

  (i)
  the effect of the Tenant's self-insurance shall be to protect the interests of the Tenant, the Landlord and the Landlord's mortgagee to the same extent and in the same manner as if the Tenant had taken out insurance as required under Article 8.01(a);

  (ii)
  the Tenant shall indemnify, reimburse and hold harmless the Landlord, the Landlord's mortgagee and parties for whom the Landlord is responsible at law from and against all expense, loss or costs incurred or suffered by the Landlord, its mortgagee and/or such other parties as a result of the Tenant so electing to self-insure; and

  (iii)
  the Tenant shall provide to the Landlord a certificate stating the amount set aside by the Tenant for such self insurance, from time to time, and certifying that such amount is reasonably sufficient to cover all insurance claims for the period to which such certificate relates, such certificate to be updated by the Tenant at least annually, and more often in the case of claims made against the amount so set aside.

8.02    Not to Affect Landlord's Insurance

        The Tenant will not upon the Leased Premises do or permit to be done, or omit to do anything which causes or has the effect of causing the rate of insurance upon the Development or any part thereof to be increased and if the insurance rate shall be thereby increased by any action of the Tenant, the Tenant shall pay to the Landlord on demand as Additional Rent the amount by which the insurance premiums shall be so increased. The Tenant will not store or permit to be stored upon or in the Leased Premises anything of a dangerous, inflammable. or explosive nature nor anything which would have the effect of increasing the Landlord's insurance costs or of leading to the cancellation of such insurance. It is agreed that after receiving a written notice from the Landlord identifying the insurance companies specific concerns if any insurance policy upon the Leased Premises shall be cancelled by the insurer by reason of the use and occupation of the Leased Premises or any part thereof by the Tenant or by any assignee, sub-tenant, concessionaire or licensee of the Tenant, or by anyone permitted by the Tenant to be upon the Leased Premises, the Landlord may, at its option, forthwith enter upon the Leased Premises and rectify the situation causing such cancellation or rate increase, and the Tenant shall forthwith on demand pay to the Landlord the costs of the Landlord related to such rectification together with a supervisory fee of twenty (20%) percent of such cost and with interest on the aggregate of the foregoing from the date funds were expended by the Landlord.

8.03    Landlord to Insure

        The Landlord shall throughout the Term, carry fire insurance with normal coverage endorsements in respect of the buildings and improvements forming part of the Development (but excluding the Tenant's trade fixtures, merchandise, stock-in-trade, furniture or any other improvements installed in the Leased Premises by or on behalf of the Tenant including the Tenant's Work) in an amount not less than ninety (90) percent of the full replacement cost (excluding the cost of foundations, footings, underground utilities and architects and other fees associated with these items) from time to time, on a stated amount basis, provided that such insurance, without further consent or notice to the Tenant, may have a deductible amount, provided that such deductible amount shall not exceed three (3%) percent of the amount insured under such policy or policies. The Landlord may, but shall not be obligated to, carry such other insurance including public liability insurance and rental loss insurance related to the Lands or such risks and perils in relation thereto or the Landlord's interest derived therein as the Landlord may so determine it being understood that the Landlord shall not pass through any expenses to the Tenant for insurance which is not customary and reasonable for comparable first class office space. All such insurance so obtained by the Landlord shall be for the sole benefit of the Landlord and the Tenant shall be entitled to no interest therein or benefit thereof.

8.04    Landlord's Insurance

        The Landlord will maintain, throughout the Term and any renewal or extension thereof, in those reasonable amounts and with those reasonable deductions that a prudent owner of a first class commercial office building would maintain having regard to size, age and location:

  (a)
  insurance on the Development and other improvements and its property therein against fire and casualty and other risks as may be included in extended coverage casualty insurance in an amount equal to full replacement value of the Development, and rent loss insurance protecting the Landlord against abatement or loss of Rent in an amount equal to the Rent paid by the Tenant under this Lease.

  (b)
  comprehensive general liability insurance for the protection of the Landlord against all claims for bodily injury (including death) and for the property damage incurred in, or about the Development for which the Landlord is legally liable, in respect of injury in or about the Development or death of one or more persons, in respect of one or more occurrences, and in respect of damage to the Development and including all contractual obligations coverage and including actions of the employees, contractors, subcontractors, invitees, agents and other working on behalf of the landlord.

  (c)
  broad boiler and machinery insurance covering property damage.

  (d)
  such other insurance as it is or may become customary for owners of developments to carry for loss of or damage to the development, or liability arising therefrom.

        All insurance policies effected by the Landlord pursuant to this Lease shall contain a waiver of any rights of subrogation which the Landlord's insurers may have against the Tenant or those for whom the Tenant is in law responsible.

        Where the Landlord claims and requests reimbursement from the Tenant for increases in insurance premiums based on the Tenant's occupancy of the Leased Premises, the Landlord shall provide upon the request of the Tenant a schedule issued and certified by the organization that computes the insurance rate which shows the components of the rate. The Tenant shall, within thirty (30) days of demand and receipt of required schedules, pay any reasonable increase provided said increase is consistent with the costs for other comparable office buildings.

ARTICLE 9
Tenant Alterations

9.01    Painting, Decorating and Alterations

        The Tenant may, provided it first obtains the consent of the Landlord, acting reasonably, at any time and from time to time at its expense, paint and decorate, in accordance with the manner and standard referred to in Article 5.01, the interior of the Leased Premises and make such changes, alterations, additions and improvements in and to the Leased Premises as will in the judgment of the Tenant better adapt the Leased Premises for the purposes of its business; provided, however, that no changes, alterations, additions or improvements to the structure, any perimeter wall, the sprinkler system, the heating, ventilating, air-conditioning, plumbing, electrical or mechanical equipment or the concrete floor or the roof shall be made without the prior written consent of the Landlord, and without the use of contractors or other qualified workmen reasonably approved by the Landlord. All changes, alterations, additions and improvements, whether structural or otherwise, shall be carried out in accordance with the reasonable requirements or rules of the Landlord and shall comply with all applicable statutes, regulations or by-laws of any municipal, provincial or other governmental authority. As part of the process of the Landlord's examination and approval of the Tenant's plans and specifications, materials may, in addition to being submitted to the Landlord's Architect, be submitted by the Landlord to other architects, engineers, and special consultants, and progress and completion of the work may require supervision and/or inspection by the Landlord or any of the foregoing persons on behalf of the Landlord. Any reasonable and actual fees and costs incurred by the Landlord to the extent reasonably necessary in relation to the foregoing will be paid by the Tenant to the Landlord within thirty (30) days of billing and receipt of appropriate supporting detail. The Tenant shall pay to the Landlord the amount of the increase for any insurance coverage of the Landlord directly attnbutable to any action by the Tenant as hereinbefore in this Article 9.01 provided and the Tenant covenants that such insurance shall not thereby be made liable to avoidance or cancellation by the insurer by reason of such changes, alterations, additions or improvements.

9.02    Landlord's Property

        At the expiration of the Term all changes, alterations, additions and improvements made to or installed upon or in the Leased Premises whether made pursuant to this Article 9 or otherwise and which in any manner are attached in, to on or under the floors, walls or ceilings (other than unattached movable trade fixtures) shall remain upon and be surrendered to the Landlord with the Leased Premises as part thereof, without disturbance, molestation or injury and shall be and become the absolute property of the Landlord without any payment or indemnity by the Landlord or any third party to the Tenant or any other party. Notwithstanding the foregoing provisions of this Article 9.02 but subject to Article 1.02, unless the Lease has been terminated pursuant to Article 5.08(a) the Landlord may by notice in writing require the Tenant to remove the aforesaid changes, alterations, additions and improvements in whole or in part, in which event the Tenant shall remove the same and restore to the extent so requested that Leased Premises to the state in which they were prior to the commencement of any of the Tenant's Work and shall make good any damage or injury caused to the Leased Premises resulting from such installation and removal, reasonable wear and tear and the Landlord's repair obligations only excepted. The obligations of the Tenant under this Article 9.02 shall survive the expiration of the Term.

9.03    Prohibitions

        The Tenant, its employees, agents and representatives, are expressly prohibited from entering upon the roof of the Building or any Other Buildings for any reason whatsoever. The Tenant shall not make any repairs, openings or additions to any part of the exterior of the Leased Premises, nor place any attachments, decorations, signs or displays in or upon any Common Area or the exterior of the Leased Premises failing which the Tenant will be held responsible for all ensuing costs and damages whether to remove such items or to effect repairs needed as a result of such acts and shall pay the cost thereof to the Landlord forthwith on demand together with a supervisory fee to the Landlord of twenty (20%) percent of such cost as well as interest on the aggregate of the foregoing from the date funds are so expended by the Landlord.

9.04    No Liens

        The Tenant covenants with the Landlord that it will not permit, do, or cause anything to be done to the Leased Premises during the period of construction and fixturing of the Leased Premises or at any time which would allow any lien, lis pendens, judgment or certificate of any court or any mortgage, charge or encumbrance of any nature whatsoever to be imposed or to remain upon the Leased Premises or the Development. In the event of the registration of any lien or other encumbrance as aforesaid, the Tenant shall at its own expense immediately cause the same to be discharged. Should the Tenant fail to discharge such lien or encumbrance within five (5) business days of notice from the Landlord so to do, the Landlord shall be at liberty to pay and discharge such lien or encumbrance provided the Landlord has first taken reasonable measures to determine the validity of same and any amount so paid by the Landlord together with any disbursements and costs incurred by the Landlord on a solicitor-client basis by the Landlord shall be paid by the Tenant to the Landlord forthwith.

ARTICLE 10
Public Utilities and Taxes

10.01    Public Utilities, Business Tax and Machinery Tax

        The Tenant shall pay and discharge as the same fall due all charges for utilities provided to or consumed on the Leased Premises during the Term including telephone installations, water, electrical power, gas and telephone charges metered separately or charged separately by the authority providing the same to the Leased Premises as well as any charges of any such authority based thereon for treatment or other facilities and all other charges similar in nature, and shall also pay and discharge as the same fall due all business taxes and rates, floor space and personal property taxes, licence fees or similar fees which may be imposed by any municipal, legislative or other authority in respect of the use or occupancy of the Leased Premises or any personal property situate thereon or in respect of any fixtures, machinery, equipment or apparatus installed in the Leased Premises (or elsewhere in the Development by the Tenant).

        PROVIDED ALWAYS that if any of the aforesaid utilities are provided to the Leased Premises through a common metering device or on any other shared basis with any other premises or portions of the Building or the Development, the Tenant shall pay to the Landlord forthwith on demand, from time to time by the Landlord, the Tenant's, share of the cost thereof based on such allocation as the Landlord may reasonably determine in relation to the other premises or portions of the Building or the Development being so served.

10.02    Payment of Real Property Taxes by Landlord

        The Landlord shall, without derogating from any of the Tenant's obligations with respect to payment of Additional Rent, pay or cause to be paid when due to the municipality or other taxing authorities having jurisdiction all Real Property Taxes, PROVIDED ALWAYS that the Landlord may postpone such payment to the extent permitted by law if pursuing in good faith any appeal against the imposition thereof.

10.03    Increase in Real Property Taxes Attributable to Tenant

        The Tenant shall from time to time if requested by the Landlord, pay to the Landlord forthwith on demand by the Landlord, an amount equal to any increase in the amount of Real Property Taxes by reason of any installation, alteration, or use made in or to the Leased Premises after the initial installation by or for the benefit of the Tenant or any party claiming by or through the Tenant.

10.04    Goods and Services Tax

        Despite any other section or clause of this Lease, the Tenant shall pay to the Landlord upon demand an amount equal to any and all Goods and Services Tax, it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Goods and Services Tax at the full tax rate applicable from time to time in respect of the Rent payable for the lease of the Leased Premises pursuant to this Lease. The amount of the Goods and Services Tax so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts to which such Goods and Services Tax apply and is payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time determines. Despite any other section or clause in this Lease, the amount payable by the Tenant under this paragraph shall be deemed not to be Rent, but the Landlord shall have all of the same remedies for and rights of recovery of such amount as it has for recovery of Rent under this Lease. As referred to herein "Goods and Services Tax" means the tax imposed under part IX of the Excise Tax Act (Canada) or any similar tax hereafter imposed in substitution therefor or in addition thereto.

ARTICLE 11
Exclusion of Liability and Indemnity

11.01    Exclusion of Liability

        It is agreed between the Landlord and the Tenant that except to the extent caused by the Landlord's gross negligence (including its agents, servants, invitees and employees):

  (a)
  the Landlord, its agents, servants and employees shall not be liable for damage or injury to any property of the Tenant which is entrusted to the care or control of the Landlord, its agents, servants or employees;

  (b)
  the Landlord, its agents, servants and employees shall not be liable nor responsible in any way for any personal or consequential injury of any nature whatsoever that may be suffered or sustained by the Tenant or any employee, agent, customer, invitee or licensee of the Tenant or any other person who may be upon the Leased Premises or the Development or for any loss of or damage or injury to any property belonging to the Tenant or to its employees or to any other person while such property is on the Leased Premises or the Development and, in particular (without limiting the generality of the foregoing) the Landlord shall not be liable for any damage or damages of any nature whatsoever to any such property caused by the failure by reason of a breakdown or other cause, to supply adequate drainage, snow or ice removal, or by reason of the interruption of any public utility or service or in the event that steam, water, rain or snow may leak into, issue or flow from any part of the Development or from the water, steam, sprinkler, or drainage pipes or plumbing works the same, or from another place or quarter or for any damage caused by any thing done or omitted by any tenant, but the Landlord shall, after notice of the same and where it is within its obligation so to do, use all reasonable diligence to remedy such condition, failure or interruption of service when not caused by the Tenant, and the Tenant shall not be entitled to any abatement of Rent in respect of any such condition, failure or interruption of service; and

  (c)
  the Landlord, its agents, servants, employees or contractors shall not be liable for any damage suffered to the Leased Premises or the contents thereof by reason of the Landlord, its agents, servants, employees or contractors entering upon the Leased Premises to undertake any examination thereof or any work therein or in the case of an emergency.

11.02    Indemnification

        Notwithstanding any other provision of this Lease to the contrary, the Tenant shall:

  (a)
  be liable to the Landlord for; and

  (b)
  indemnify and hold harmless the Landlord, its agents, advisors, servants and employees from and against:

any and all liabilities, claims, suits or actions, costs, damages and expenses (and without limiting the generality of the foregoing, any direct losses, costs, damages and expenses of the Landlord including costs on a solicitor-client basis) which may be brought or made against the Landlord, or which the Landlord may pay or incur directly as a result of or in connection with:

  (c)
  any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of the Tenant to be fulfilled, kept, observed and performed;

  (d)
  any damage to property in excess of normal wear and tear, including property of the Landlord, the Leased Premises to the extent caused by the gross negligence of the Tenant; or

  (e)
  any injury to person or persons, including death resulting at any time therefrom, to the extent caused by the wilful act or negligence of the Tenant the Leased Premises.

  Premises;

such indemnity and hold harmless to survive the expiration of the Term.

        Notwithstanding anything to the contrary contained in this Lease, the Tenant's sole indemnification to the Landlord under this Lease shall be to indemnify the Landlord against and hold the Landlord harmless from any and all claims demands for loss or damage to property or for injury or death of an person from any cause whatsoever while in, upon or about the Leased Premises during the Term of this Lease or any extension thereof if such injury, loss, death or damage arises from any act, omission, neglect or default of the Tenant, its agents, servants or employees. The Landlord and the Tenant shall obtain and keep in full effect, adequate insurance for the purposes of this Article 11.02.

ARTICLE 12
Landlord's Rights and Remedies

12.01    Default

        If and whenever:

  (a)
  the Rent hereby reserved, or any part thereof, be not paid when due, or there is nonpayment of any other sum which the Tenant is obligated to pay under any provisions hereof, and such default shall continue for ten (10) days after notice by the Landlord requiring the Tenant to rectify the same;

  (b)
  the Term on any goods, chattels, equipment or other personal property of the Tenant, shall be taken or be exigible in execution or attachment, or if a writ of execution shall issue against the Tenant;

  (c)
  the Tenant shall become insolvent or commit any act of bankruptcy or become bankrupt or take the benefit of any Act that maybe in force for bankrupt or insolvent debtors, or become involved in a winding-up proceeding, voluntary or otherwise, or if a receiver shall be appointed for the business, property, affairs or revenues of the Tenant, or if any governmental authority should take possession of the business or property of the Tenant;

  (e)
  the Tenant shall make a bulk sale of its goods or move or commence, attempt or threaten to move its goods, chattels and equipment out of the Leased Premises (other than in the routine course of its business)

  (f)
  the Tenant shall vacate on abandon the Leased Premises in whole or in part with the intent of no longer honoring its covenants hereunder;

  (g)
  the Tenant shall transfer or purport to Transfer any portion or all of the Term of the Leased Premises without the written consent of the Landlord or control of the Tenant if a corporation is changed without the prior written consent of the Landlord, in either case as required pursuant to Article 7 and such transfer is not terminated within fifteen (15) days;

  (h)
  the Tenant shall fail to remedy any condition giving rise to cancellation, threatened cancellation, reduction or threatened reduction of any insurance policy on the Development or any part thereof within twenty-four (24) hours after notice thereof by the Landlord, provided that the Landlord shall give to the Tenant a copy of any notice from its insurer regarding such cancellation, reduction or threat thereof; or

  (i)
  the Tenant shall not observe, perform and keep any other of the covenants, agreements, provisions, stipulations and conditions herein to be observed, performed and kept by the Tenant and shall persist in such failure for fifteen (15) days after receipt of notice by the Landlord requiring that the Tenant remedy, correct, desist or comply (or in the case of any such breach which reasonably would require more than fifteen (15) days to rectify unless the Tenant shall commence rectification within the said fifteen (15) day period and thereafter promptly and diligently and continuously proceed with the rectification of the breach);

then and in any of such cases at the option of the Landlord, the full amount of the current month's and the next ensuing three (3) month's Rent shall immediately become due and payable as Additional Rent and the Landlord may immediately distrain for the same, together with any arrears then unpaid; and the Landlord may without notice or any form of legal process forthwith re-enter upon and take possession of the Leased Premises or any part thereof in the name of the whole and remove and sell the Tenant's goods, chattels, equipment and any other property therefrom, any rule of law or equity to the contrary notwithstanding; and the Landlord may seize and sell such goods, chattels, equipment and other property of the Tenant as are in the Leased Premises or at any place to which the Tenant or any other person may have removed them in the same manner as if they had remained and been distrained upon the Leased Premises; and such sale may be effected in the discretion of the Landlord either by public auction or by private treaty, and either in bulk or by individual item, or partly by one means and partly by another, all as the Landlord in its entire discretion may decide, and the Tenant waives and renounces the benefit of any present or future statute or amendments thereto taking away or limiting the Landlord's right of distress.

12.02    Consequences of Default

        If and whenever the Landlord is entitled to re-enter the Leased Premises, the Landlord may terminate this Lease and the Term by giving written notice of termination to the Tenant or by posting notice of termination in the Leased Premises, and in such event the Tenant will forthwith vacate and surrender the Leased Premises. Alternatively, the Landlord may from time to time without terminating the Tenant's obligations under this Lease, make alterations and repairs considered by the Landlord necessary to facilitate a sub-letting and sub-let the Leased Premises or any part thereof as agent of the Tenant for such term or terms and at such rent or rents and upon such other terms and conditions as the Landlord in its sole discretion considers advisable. Upon each subletting all rent and other monies received by the Landlord from the sub-letting shall be applied first to the payment of indebtedness other than Rent due hereunder from the Tenant to the Landlord, second to the payment of costs and expenses of the sub-letting including brokerage fees and solicitors fees and the cost of alterations and repairs, and third to the payment of Rent due and unpaid hereunder. The residue, if any, shall be held by the Landlord and applied in payment of future Rent as it becomes due and payable. If the Rent received from the sub-letting during a month and any surplus then held by the Landlord to the credit of the Tenant is less than the Rent to be paid during that month by the Tenant, the Tenant will pay the deficiency to the Landlord. The deficiency will be calculated and paid monthly. No re-entry by the Landlord will be construed as an election on its part to terminate this Lease unless a written notice of that termination is given to the Tenant or posted as aforesaid. Despite a subletting without termination, the Landlord may elect at any time to terminate this Lease for a previous breach. If the Landlord so terminates this Lease, the Tenant shall pay to the Landlord on demand therefor:

  (a)
  Basic Rent and Additional Rent accrued due up to the time of re-entry or termination, whichever is later, plus the next three (3) months' Rent payable as Additional Rent as provided in Article 12.01;

  (b)
  all costs payable by the Tenant pursuant to the provisions of this Lease up until the date of re-entry or termination, whichever is later;

  (c)
  such expenses as the Landlord may incur or has incurred in connection with re-entering or terminating and re-letting, or collecting sums due or payable by the Tenant or realizing upon assets seized including brokerage expenses, legal fees and disbursements determined on a full indemnity basis, and including the expense of keeping the Leased Premises in good order and repairing or maintaining the same or preparing the Leased Premises for re-letting; and

  (d)
  as liquidated damages for the loss of Rent and other income of the Landlord expected to be derived from this Lease during the period which would have constituted the unexpired portion of the Term had the Lease not been so terminated, the amount, if any, by which the rental value of the Leased Premises for such period established by reference to the terms and provisions of this Lease exceeds the rental value of the Leased Premises for such period established by reference to the terms and provisions upon which the Landlord relets them, if such re-letting is accomplished within a reasonable time after termination of this Lease, and otherwise with reference to all market and other relevant circumstances. Rental value is to be computed in each case by reducing to present worth at an assumed interest rate of ten percent (10%) per annum all Rent and other amounts to become payable for such period and where the ascertainment of amounts to become payable requires the same, the Landlord may make estimates and assumptions of fact which will govern unless shown to be unreasonable or erroneous;

such obligations of the Tenant to survive the expiration of the Term.

12.03    Non-Waiver

        The failure of the Landlord to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of such covenant or option and the acceptance of Rent by the Landlord with knowledge of the breach by the Tenant of any covenants or conditions of this Lease shall not be deemed to be a waiver of such breach and no waiver by the Landlord of any provisions of this Lease shall be deemed to have been made unless expressed in writing by the Landlord.

12.04    Right of Landlord to Perform Tenant's Covenants

        If at any time and so often as the same shall happen, the Tenant shall make default in the observance or performance of any of the Tenant's covenants herein contained, then the Landlord may, but shall not be obligated to, without waiving or releasing the Tenant from its obligations under the terms of this Lease, itself observe and perform the covenant or covenants in respect of which the Tenant is in default, and in that connection may pay such monies as may be required and the Landlord may thereupon charge all monies so paid and expended by it to the Tenant together with interest thereon from the date upon which the Landlord shall have paid out the same; provided however that if the Landlord commences and completes either the performance of any such covenant or covenants or any part thereof, the Landlord shall not be obliged to complete such performance or be later obliged to act in like fashion.

12.05    Time for Payment and Legal Costs

        Unless otherwise expressly provided in this Lease, all sums and costs paid by the Landlord, including costs paid between solicitor and client, on account of any default by the Tenant under this Lease, shall be payable to the Landlord by the Tenant forthwith, with interest thereon at the rate aforesaid from date of payment of such sums or costs by the Landlord.

        Unless otherwise expressly provided in the Lease, all amounts (other than Rent) required to be paid by the Tenant to the Landlord pursuant to this Lease shall be payable on demand at the place designated by the Landlord for payment of Rent and if not so paid within ten (10) days of such demand shall be treated as Rent in arrears and the Landlord may, in addition to any other remedy it may have for the recovery of the same, distrain for the amount thereof as Rent in arrears.

12.06    Remedies Cumulative

        All rights and remedies of the Landlord in this Lease contained shall be cumulative and not alternative and are not dependent the one on the other and mention of any particular remedy or remedies of the Landlord in respect of any default by the Tenant shall not preclude the Landlord from any other remedy in respect thereof, whether available at law or in equity or as expressly provided for herein.

ARTICLE 13
Mortgages and Assignment by Landlord

13.01    Sale or Financing of Development

        The Landlord may sell, transfer, lease, mortgage, encumber or otherwise dispose of the Development or any portion thereof or any interest of the Landlord therein, in every case without the consent of the Tenant, and the rights of the Landlord under this Lease may be mortgaged, charged, transferred or assigned in conjunction therewith. The Tenant acknowledges that in the event of the sale or lease by the Landlord of the lands or a portion thereof containing the Leased Premises or the assignment by the Landlord of this Lease or of any interest of the Landlord hereunder, to the extent that any such purchaser, lessee or assignee has assumed the covenants and obligations of the Landlord hereunder, the Landlord shall, without further written agreement, be freed and relieved of liability upon such covenants and obligations.

13.02    Subordination and Acknowledgment

        This Lease shall at the option of the Landlord or the mortgagee under any mortgage now or hereafter existing affecting the Development, exercisable at any time and from time to time by the Landlord or such mortgagee, be either subject and subordinate to such mortgage and accordingly not binding upon such mortgagee or alternatively rank prior to such mortgage and accordingly be binding upon such mortgagee. On request at any time and from time to time of the Landlord or such mortgagee, the Tenant shall either postpone and subordinate this Lease or any caveat based thereon to such mortgage with the intent and'effect that this Lease and all rights of the Tenant shall be subject to the rights of such mortgagee as fully as if the mortgage (regardless of when made) had been made prior to the making of this Lease, or alternatively to attorn to such mortgagee and become bound to it as its tenant of the Leased Premises for the then expired residue of the Term and upon the terns and conditions contained in this Lease, in each case as the Landlord or such mortgagee may require. Without limiting the foregoing (and notwithstanding that any previous attornment or subordination in favour of such mortgagee shall have been given) the Tenant shall execute promptly the appropriate instrument or postponement and subordination or alternatively the reasonable and customary appropriate instrument of attornment, as the case may be, in order to give effect to the foregoing.

13.03    Offset Statement

        Within ten (10) days following receipt of request therefor by the Landlord, from time to time, the Tenant shall execute and deliver to the Landlord and if required by the Landlord, to any mortgagee, assignee, or transferee of the Lease or the Development, a certificate in writing as to the then status of this Lease, including whether it is in full force and effect, as modified or unmodified, confirming the Rent payable hereunder, the state of accounts between the Landlord and the Tenant and the existence or non-existence of defaults and any other matters pertaining to the Lease which the Landlord shall reasonably request be included in such certificate.

13.04    Registration

        The Tenant shall not without the consent of the Landlord register this Lease against title to the Lands. The Tenant will, at the cost and expense of the Tenant, cause this Lease to be registered in the appropriate Land Title Office in the Province of British Columbia upon the request of the Landlord in the event that the Landlord requires the same to be registered in priority to any mortgage, trust deed or trust indenture which may now or at any time hereafter affect in whole or in part the Leased Premises or the Development and the Tenant shall execute promptly any certificate or other instrument which may from time to time be reasonably requested by the Landlord to give effect to the provisions of this Article 13.04.

13.05    Non-Disturbance Agreement/Subordination

  (a)
  The Landlord shall use its reasonable efforts to obtain a non-disturbance agreement from any mortgagee or other encumbrancer of the Building who has, or may in the future have, priority to the Tenant's leasehold interest in the Building in a form reasonably acceptable to the Landlord and the Tenant. The act of obtaining such non-disturbance agreement shall occur upon the Tenant or the Landlord requiring such non-disturbance agreement be in place. Such non-disturbance agreement shall provide that, notwithstanding the exercise of any rights by any such mortgagee or other encumbrancer, so long as the Tenant is not then in default the Tenant shall be entitled to remain undisturbed in its possession of the Leased Premises, subject to the terms and conditions of this Lease.

  (b)
  The Tenant's obligation to subordinate this Lease to any existing or future mortgage or other interest shall be conditioned upon the Tenant's receipt from such party requesting subordination of a non-disturbance agreement in a form satisfactory to the Tenant and the Landlord acting reasonably substantially to the effect that no steps or proceedings taken by reason of the Landlord's default under such mortgage or encumbrance shall terminate or modify this Lease nor shall the Tenant be named defendant in any proceeding for foreclosure of such mortgage or be disturbed by virtue of such steps or proceedings as long as there shall be no default by the Tenant under the provisions of this Lease. The Tenant shall attorn to such mortgage or holder of such encumbrance as successor Landlord under this Lease and agrees to execute an attornment instrument in a form satisfactory to the Tenant and the Landlord.

ARTICLE 14
Overholding Tenant

14.01    No Tacit Renewal

        In the event the Tenant remains in possession of the Leased Premises after the end of the Term and without the execution and delivery of a new lease, there shall be no tacit renewal of this Lease and the Term hereby granted and the Tenant shall be deemed to be occupying the Leased Premises as a Tenant from month to month on the terms and conditions contained herein except that the Basic Rent shall be one hundred and fifty percent (150%) of the monthly instalment of Basic Rent required to be paid pursuant to this Lease in the immediately preceding Year of the Term, but otherwise on the terms and conditions of this Lease which shall be read with such changes as are appropriate to a monthly tenancy; provided however that this provision shall not authorize the Tenant to so overhold where the Landlord has objected to such over holding or has required the Tenant to vacate the Leased Premises.

ARTICLE 15
Quiet Possession

15.01    Quiet Possession

        Upon the Tenant paying the Rent hereby reserved and all other charges herein provided and observing, performing and keeping the covenants and agreements herein contained, the Tenant shall and may peaceably possess and enjoy the Leased Premises for the Term granted without any interruption or disturbance from the Landlord or any person or persons lawfully claiming by, from or under it.

ARTICLE 16
Legal Relationships

16.01    No Partnership

        Nothing contained in this Lease nor in any acts of the Landlord and Tenant pursuant to this Lease shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant, it being expressly provided that there is no intention to create a relationship of partners or a joint venture.

16.02    Joint and Several Liability

        Should the Tenant comprise two (2) or more persons, each of them, and not one for the other or others, shall be jointly and severally bound with the other or others for the due performance of the obligations of the Tenant hereunder. Where required by the context hereof the singular shall include the plural and the masculine gender shall include either the feminine or neuter genders, as the case may be and vice versa.

16.03    Successors and Assigns

        This Lease and everything herein contained shall enure to the benefit of and be binding upon the parties hereto, to successors and assigns of the Landlord, and the approved successors and assigns of the Tenant.

ARTICLE 17
Notices

17.01    Notices

        Any notices herein provided or permitted to be given by the Tenant to the Landlord shall, except in the event of actual or threatened mail strike during which time all notices must be delivered by a nationally recognized overnight delivery service, or sent by registered mail, postage prepaid, posted within British Columbia addressed to the Landlord at:

    Bentall Property Management
    P.O. Box 49001
    1800—Four Bentall Centre
    1055 Dunsmuir Street
    Vancouver, B.C.
    V7X 1B1

or to such other address as might be designated in writing by the Landlord from time to time, and any notice herein provided or permitted to be given by the Landlord to the Tenant shall, except in the event of actual or threatened mail strike during which time all notices must be mailed, postage prepaid and posted within British Columbia, addressed to the Tenant at the Leased Premises with a copy to One Computer Associates Plaza, New York, U.S-A-11788-7000, Attention: Senior Vice President—Facilities.

        Notice given as aforesaid, posted in British Columbia, shall be deemed to have been given on the third business day following the day on which such notice was mailed, or if delivered by a nationally recognized overnight delivery service, on the date of delivery. The Landlord or the Tenant may at any time given in writing to the other party of a change of address for the Landlord or the Tenant, as the case may be, and from and after the giving of such notice the address therein specified shall be deemed to be the address of the Landlord for the giving of notice hereunder. The word "notice" in this Article 17.01 shall be deemed to include any request, statement, demand, or other writing in this Lease provided or permitted to be given by the Landlord to the Tenant or by the Tenant to the Landlord.

ARTICLE 18
General

18.01    Collateral Representations and Agreements

        The Tenant acknowledges that the Leased Premises are taken without representation of any kind on the part of the Landlord or its agent other than as set forth herein, that the plans attached as Schedule "A" set forth the general layout of the Building and shall not be deemed to be a representation or agreement of the Landlord that the Building will be exactly as indicated on such plans, and that nothing contained in the Lease shall be construed so as to prevent the Landlord from varying or altering the location or size of parking areas, driveways, sidewalks or from erecting additional buildings or extending buildings after the Commencement Date and without limiting the foregoing, the Landlord shall have the unrestricted right to add additional lands to the Development, which upon such addition, these additional lands will be included within the definition of the Lands and Development, to construct additional buildings from time to time on the Lands, add or change any building, or alter the ingress and egress to the Development and to change the loading or unloading facilities and service entrances from time to time without in any way being responsible to the Tenant, provided only that the Landlord shall at all times provide reasonable access to the Leased Premises across the Lands for the Tenant, its employees, suppliers, agents, licencees and invitees. Notwithstanding the foregoing and subject to the obligations of the Landlord to maintain at all times adequate parking facilities, the Landlord may transfer or dispose of portions of the Lands to the owners of abutting property, or dedicate or transfer to the municipal authorities portions of the Lands for road-widening and other purposes, and when and so often as the Landlord shall dispose or transfer or dedicate any portion of the Lands, then the reference herein to the Lands shall mean and refer to the portion of the Lands remaining after any such transfer, disposition or dedication together with any adjacent land which may be acquired by the Landlord on any such transfer, disposition or dedication. The Tenant further agrees that no representative of or agent of the Landlord is or shall be authorized or permitted to make any representation with reference to this Lease, or to vary or modify this Lease in any way, and that this Lease contains all the agreements and conditions made between the Landlord and the Tenant hereto respecting the Leased Premises other than for any provisions of the Agreement, if any, on which this Lease is based and which are specifically stated therein to survive the execution and delivery of this Lease. Any addition to or alteration of or change in this Lease or other agreements hereafter made or conditions created, to be binding, must be made in writing and signed by the Landlord and the Tenant. Nothing in this Article 18.01 shall relieve or diminish the Landlord's responsibilities or the Tenant's rights under this Lease nor diminish the Tenant's use and access to and of the Leased Premises and the Building.

18.02    Management of Development

        The Tenant acknowledges to the Landlord that the Development may be managed by such party or parties as the Landlord may in writing designate and to all intents and purposes the manager of the Development shall be the party at the Development authorized to deal with the Tenant on behalf of the Landlord.

18.03    Time of the Essence

        Time shall be of the essence of this Lease.

18.04    Unavoidable Delays

        In the event that the Landlord shall be delayed, hindered or prevented from the performance of any covenant hereunder by Force Majeure, the performance of such covenant shall be excused for the period during which such performance is rendered impossible and the time for performance thereof shall be extended accordingly, but this shall not excuse the Tenant from the prompt payment of Rent or any other amount required to be paid by the Tenant under the provisions of this Lease.

18.05    Accord and Satisfaction

        No payment by the Tenant hereunder or receipt by the Landlord of a lesser amount than the payment of Basic Rent or Additional Rent or any other payments herein stipulated shall be deemed to be other than on account of the stipulated sum, nor shall any endorsement or statement on any cheque or any letter accompanying any cheque or payment be deemed an accord and satisfaction, and the Landlord may accept such cheque or payment without prejudice to the Landlord's right to recover the balance due or pursue any other remedy provided in this Lease.

18.06    Competition Act

        No provision of this Lease is intended to apply or to be enforceable to the extent that it might give rise to any offence under the Competition Act, RSC 1970 Chapter 23 or any statute that may be substituted therefor, as from time to time amended.

18.07    Covenants

        Each of the terms and conditions of this Lease to be performed and observed by the Tenant or by the Landlord, as the case may be, is and shall be construed as a covenant of the party so required to perform and observe the same.

18.08    Consent or Approval of Landlord

        Wherever and whenever the consent, approval or permission of the Landlord is required by the Tenant pursuant to the terms of this Lease, such consent shall not be unreasonably withheld.

18.09    For Lease Signs

        The Landlord shall have the right during the last six (6) months of the Term to place upon the Leased Premises, a notice of reasonable dimensions stating that the Leased Premises are for lease and the Tenant shall not obscure or remove such notice or permit the same to be obscured or removed.

18.10    The Commercial Tenancy Act

        Each of the Landlord and the Tenant waives any and all future provisions not in force as at the date the term commences of the Commercial Tenancy Act (British Columbia) or any statute that may be substituted therefore, as from time to time amended, to the extent that the same are inconsistent with or conflict with the terms and conditions of this Lease.

18.11    No Exclusivity

        Except as provided by Article 20.06, this Lease shall not in any way be construed as giving to or conferring upon the Tenant any rights to carry on any business or undertaking in or from the Leased Premises to the exclusion of third parties in the Development.

18.12    Schedules

        Any and all schedules attached hereto are deemed to be incorporated into and form part hereof.

18.13    Applicable Law

        This Lease shall be governed by and construed in accordance with the laws in force in the Province of British Columbia.

18.14    Headings

        The index and headings in this Lease are inserted for convenience of reference only and shall not affect the construction of this Lease or any provision hereof.

18.15    Tenant's Acceptance

        The Tenant hereby accepts the Lease of the Leased Premises to be held by the Tenant, subject to the conditions, restrictions and covenants set forth herein.

18.16    Arbitration

        If at any time the parties herein are unable within the time specified, or if no time is specified, then within a reasonable time to reach agreement on any matter which is to be settled by mutual agreement, then provided the parties mutually agree at that time such matter shall be submitted and referred to a single arbitrator pursuant to the Commercial Arbitration Act (British Columbia), whose decision shall be final and binding on the parties hereto.

18.17    Severability

        Should any provision of this Lease be unenforceable it shall be considered separate and severable from the remaining provision of this Lease, which shall remain in force and be binding as though the said provision had not been included.

ARTICLE 19
Definitions

        In this Lease, the following words, phrases and expressions are used with the meanings described as follows:

19.01    "Additional Rent" for a Lease Year or portion thereof means in addition to the Basic Rent all other amounts which shall become due and payable hereunder by the Tenant to the Landlord and includes the amounts which is the aggregate of

  (i)
  the Tenant's Proportionate Share of the HVAC Costs,

  (ii)
  the Tenant's Proportionate Share of the Building Operation and Maintenance Costs,

  (iii)
  the Tenant's Proportionate Share of the Development Operation and Maintenance Costs, and

  (iv)
  the Tenant's Proportionate Share of the Tax Cost.

In each case the items comprising or being deducted from the aforesaid Costs or Cost are to be allocated to such Lease Year by the Landlord in accordance with generally accepted accounting practice, provided that if the Term commences other than at the beginning of a Lease Year or ends other than at the conclusion of a Lease Year a prorate adjustment of the aforesaid costs for such Lease Year shall be made based on the length of the Term falling within such Lease Year, provided further that the Tax Cost shall, unless otherwise specifically stated in the enabling legislation giving rise thereto, be deemed to accrue equally from day to day in the calendar year to which the same related and shall, if adjustment is required as aforesaid, be adjusted on that basis and not on a straight pro rata basis as provided aforesaid.

19.02    "Area of Leased Premises" means the area of the Leased Premises measured by the Landlord's Architect following completion of the Tenant's Work or any subsequent construction by the Tenant in accordance with the standard (as updated June 7, 1996) for floor measurement as established by the Building Owners and Managers Association (BOMA). The Area of Leased Premises when certified by the Landlord's Architect will apply instead of the area set forth in Basic Term .01 and Rent will be adjusted in accordance with the revised Area of Leased Premises, which adjustment will be retroactive to the Commencement Date if the certification does not occur until after the Commencement Date.

19.03    "Basic Rent" means the annual rent payable by the Tenant to the Landlord in accordance with Article 2.01 for each Year of the Term, being the amount set forth in Basic Term ..02.

19.04    "Basic Term" means each of those terms defined as such at the commencement of this Lease.

19.05    "Building" means the building in which the Leased Premises are located as shown on Schedule "A" hereto.

19.06    "Building Operation and Maintenance Costs" means all of the Landlords reasonable costs, charges and expenses for operating, maintaining, managing, repairing (excluding repairs of a structural nature), inspecting, insuring, supervising and administering the Building including the Common Areas and Common Facilities of the Building, if any, to the extent such costs are normal and customary to comparable first class office buildings and are passed on to tenants, and includes without limiting the generality of the foregoing:

  (a)
  the cost of lighting, heating, ventilating, air-conditioning and supplying water and other utilities to the Common Facilities and Common Areas, as aforesaid; cleaning and janitorial services relating to the Building; repairs and replacements to the Building other than structural repairs required to be carried out by the Landlord pursuant to Article 5.06(a) but including any changes made to the Building, whether or not structural in nature, required by any governmental or other agencies which regulate the operation of the Development, insurance premiums for any insurance required or permitted to be carried by the Landlord pursuant to the terms of this Lease and related only to the Building;

  (b)
  and administration fee to the Landlord equal to fifteen (15%) percent of the aggregate of the aforesaid costs, charges and expenses;    •

  (c)
  amortization, at rates determined by the Landlord, but not to exceed the maximum permitted to the Landlord under. the provisions of the Income Tax Act Canada, from time to time or any legislation substituted therefore on the equipment and machinery employed in operating or maintaining repairing or replacing the Common Areas or the Common Facilities of the Building, if any, and a carrying cost at the rate of two (2%) percent above prime, from time to time, of the Canadian chartered bank designated by the Landlord on the unamortized portion of the costs of such equipment and machinery; and

  (d)
  the Landlord represents that, to the best of its knowledge, there are not special assessments or abatements pending or threatened at the date of this Lease. The Landlord to also identify any special abatement or reductions applicable to the Building;

and there shall be excluded from such costs the following:

  (i)
  payments of principal and interest under any mortgage or mortgages on the Development; and

  (ii)
  corporate, income, profits or excess profits taxes assessed upon the income of the Landlord;

and there shall be deducted from such costs the amount of proceeds actually recovered by the Landlord from insurance and relating to damage, the cost of repair of which was included in Building Operation and Maintenance Costs.

        The following shall not be included in the calculation of Building Operation and Maintenance Costs:

  (i)
  renovating or otherwise improving or decorating, painting or redecorating (including architectural, engineering, permitting and other related costs) leased space for tenants or other occupants or vacant tenant space, other than ordinary maintenance provided to all tenants, except in all Common Areas;

  (ii)
  the Landlord's costs of utilities and other services or items sold separately to tenants for which the Landlord is entitled to be reimbursed by such tenants as an additional charge over and above the base rent and operating expense or other rental adjustments payable under the lease with such tenant;

  (iii)
  expenses in connection with services or other benefits of a type which the Tenant is not entitled to receive under the Lease but which are provided to another tenant or occupant;

  (iv)
  any costs representing an amount paid to the Landlord or a related entity which is in excess of the amount which would have been paid in the absence of such relationship;

  (v)
  any particular items and services for which an occupant otherwise reimburses the Landlord by direct payment over and above the basic rent and operating expense adjustment;

  (vi)
  charitable and political contributions, advertising and promotion expenditures; including costs of staging special events;

  (vii)
  any expense for which the Landlord is entitled through proceeds of insurance actually received by the Landlord;

  (viii)
  any costs (including overtime charges), fines or penalties (including late payment or interest) incurred in order to comply with or cure any violation by the Landlord or any other tenant of any statutes, laws, notes or ordinances or other municipal requirements; or due to a violation/default of the terms of any lease or mortgage or related agreement unless caused by the Tenant's negligence;

  (ix)
  any costs or expenses incurred in respect of environmental insurance or any costs or expenses relating to the existence or to the clean-up, removal or enclosure of contaminants and/or decommission of the Lands upon which the Building is located and the development from the presence of any contaminant or as a result of any spill of any contaminant on or in any part of the Building or Development unless caused by the Tenant's negligence;

  (x)
  real estate taxes due to the sale of the Building;

  (xi)
  expenses for periods not covered under this Lease.

19.07    "Commencement Date" means November 15, 1997.

19.08    "Common Areas" means those areas located either in the Building or on the Lands but not in any Other Building, that are not intended for lease and designated (which designation may be changed from time to time provided that such change does not diminish the use, access or character of the Leased Premises or Building or result in an increase in expense to the Tenant) by the Landlord as Common Areas set aside by the Landlord for the common or joint use and benefit of the Tenant, its employees, customers and other entities in common with others entitled to the use and benefit of such areas in the manner and for the purposes established or altered pursuant to the terms of this Lease.

19.09    "Common Facilities" means the electrical, heating, ventilating, air conditioning, plumbing and drainage equipment, any music and public address systems, installations and any enclosures constructed therefor, fountains, service rooms, customer and service stairways, escalators, signs, lamps, standards, public washroom facilities and all other facilities which are provided and designated (and which designation may be changed from time to time provided that such change does not diminish the use, access or character of the Leased Premises or Building or result in an increase in expense to the Tenant) by the Landlord for the common or joint use and benefit of the occupants of the Development.

19.10    "Development" means the Lands, Buildings, Other Buildings and all buildings and improvements existing on the Lands from time to time.

19.11    "Development Operation and Maintenance Costs" means all of the Landlord's costs, charges and expenses of operating, maintaining, managing, repairing, rebuilding, inspecting, insuring, supervising and administering the Development, other than the Building or any Other Building, including the Common Areas and the Common Facilities to the extent such costs are normal and customary to comparable first class office buildings and are passed on to tenants, and include without limiting the generality of the foregoing:

  (a)
  the cost of lighting, heating, ventilating, air-conditioning and supplying water and other utilities to the Common Areas and Common Facilities; cleaning, janitorial services, snow and ice removal, striping or repairing parking areas; supervising, policing and security; painting, planting or landscaping; operating and maintaining the garbage compaction equipment, if any; the cost of maintaining, repairing, replacing or leasing the pylon signs and public address, intercom, music, and alarm systems; repairs and replacements to the Development, business taxes, place of business taxes and other taxes levied in respect thereof or fairly attributable to the Common Areas or the Common Facilities; insurance premiums for any insurance required or permitted to be carried by the Landlord pursuant to the terms of this Lease other than for the Building or any Other Building; supplies, personnel wages and payroll expenses:

  (b)
  an administration fee to the Landlord equal to fifteen (15%) percent of the aggregate of the aforesaid costs, charges and expenses; and

  (c)
  amortization, at rates determined by the Landlord, but not to exceed the maximum permitted to the Landlord under the provisions of the Income Tax Act (Canada) from time to time or any legislation substituted therefor, on the equipment and machinery employed in operating, maintaining, repairing or replacing the Common Areas or the Common Facilities and a carrying cost at the rate of two (2%) percent above prime, from time to time, of the Canadian chartered bank designated by the Landlord, on the unamortized portion of the costs of such equipment and machinery;

and there shall be excluded from such costs the following:

  (i)
  payments of principal and interest under any mortgage or mortgages on the development;

  (ii)
  corporate, income, profits or excess profits taxes assessed upon the income of the Landlord; and

  (iii)
  Building Operation and Maintenance Costs;

and there shall be deducted from such costs the amount of proceeds actually recovered by the Landlord from insurance and relating to damage, the cost of repair of which was included in Development Operation and Maintenance costs.

19.12    "Force Majeure" means

        If either party hereto is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reason of strikes, labour troubles; inability to procure materials or services; power failure; restrictive governmental laws or regulations; riots; insurrection; sabotage; rebellion; war; act of God; or other reason whether of a like nature or not which is not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such term, covenant or act is excused for the period of the delay and the party so delayed shall be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay. However, the provisions of this Section 19.12 do not operate to excuse the Tenant from the prompt payment of Rent, Building Operation and Maintenance Costs, Development Operation and Maintenance Costs, Real Property Taxes or any other payments required by this Lease.

19.13    "Gross Leasable Area" means the aggregate floor area (expressed in square meters or square feet), from time to time as reasonably and consistently, determined by the Landlord's Architect of all premises leased to or intended and suitable to be leased to tenants and located within the area to which the measurement is being applied said measurement to be in accordance with BOMA standard as updated June 7,1996.

19.14    "HVAC Costs" includes with respect to the Building:

  (a)
  all of the Landlord's costs, charges and expenses of operating, maintaining, managing, replacing, repairing and supervising the apparatus for heating, ventilating and air conditioning installed in the Building, from time to time, other than those part of such apparatus installed by or on behalf of the Tenant or any other tenant (the "HVAC System"); and

  (b)
  an administrative fee equal to fifteen (15%) percent of the total of the costs, charges and expenses incurred by the Landlord under the preceding provision of this definition;

19.15    "Landlord's Architect" means an architect or engineer from time to time selected by the Landlord for the purpose of making any certification or determination in accordance with the terms of this Lease.

19.16    "Landlord's Work" means the work specified in Schedule "B" hereto.

19.17    "Lands" means those lands located in the City of Richmond, in the Province of British Columbia legally described as:

    Lot 1 Parcel Identifier 012-333-433
    Lot 2 Parcel Identifier 012-333-476
    Lot 3 Parcel Identifier 012-333-506
    All of Section 5, Block 4 North Range 5 West
    and Section 32, Block 5 North Range 5 West
    New Westminster District Plan 79650

    Parcel Identifier
    023-108-096 Lot B,
    Section 5, Block 4
    North Range 5
    West, Group 2
    New Westminster District Plan LM723580

    Parcel Identifier 023-108-061

    Lot A, Section 5, Block 4 North
    Range 5 West and Section 32, Block
    5 North Range 5 West, Group 2
    New Westminster District Plan LMP23580

19.18    "Lease" means this agreement, including any and all schedules attached hereto as the same may be amended from time to time.

19.19    "Lease Year" means each calendar year in which a portion of the Term falls, provided that the Landlord, if it deems the same convenient or necessary for its accounting purposes, may, from time to time, by notice to the Tenant alter the Lease Year to any other twelve (12) month period in which a portion of the Term falls by specifying an annual date, being the first day of a calendar month, upon which a subsequent Lease Year is to commence and in such event the current Lease Year shall terminate on the day preceding the specified date.

19.20    "Leased Premises" means that portion of the Building outlined in red on Schedule "A" hereto, subject to such minor variations as may occur in the course of construction of the Building by the Landlord.

19.21    "Other Buildings" means any building or buildings existing on the Lands from time to time containing premises that are leased or intended to be leased to tenants, but excluding the Building.

19.22    "Permitted Use" means the use set forth in Basic Term.03.

19.23    "Prime Rate" means the rate of interest expressed as an annual rate, at the relevant time or times, determined by the Toronto-Dominion Bank at its main branch in Vancouver, British Columbia, as a reference rate for commercial demand loans to its major commercial borrowers determined in Canadian dollars and made by such bank in Canada and adjusted from time to time.

19.24    "Real Property Taxes" means all general, special, local improvement, school and other taxes, levies, rates and charges levied, assessed or imposed against the Development or any part thereof and all business taxes, assessments, rates and levies, including any corporation capital tax, levied, assessed or imposed on the Landlord in respect of the ownership or management of the Development by municipal or other governmental authority having jurisdiction, whether of a nature now or hereafter levied, assessed or imposed, together with the cost to the Landlord of contesting, appealing or negotiating the same in good faith up to the amount of the savings achieved but excluding those taxes and fees of the Tenant or other tenants referred to in Article 10.01 hereof.

19.25    "Rent" means Basic Rent and Additional Rent.

19.26    "Tax Cost" means the cost of Real Property Taxes.

19.27    "Tenant's Proportionate Share" means:

  (a)
  in relation to each of Building Operation and Maintenance Costs and HVAC Costs the proportion that the Area of the Leased Premises is of the Gross Leasable Area of the Building; and

  (b)
  in relation to Development Operation and Maintenance Costs, and Tax Cost, the proportion that the Area of the Leased Premises is of the Gross Leasable Area of the Development.

19.28    "Tenant's Work" has the meaning set out in Article 3.01 hereof.

19.29    "Term" means the term of the Lease, as set out in Basic Term .04.

19.30    "Year of the Term" means each successive twelve (12) month period of the Tenor, the fast of which commences on the Commencement Date.

ARTICLE 20
Special Clauses

        20.01    Agency Disclosure

        The Landlord acknowledges and agrees that:

  (a)
  in accordance with the Code of Ethics of the Canadian Real Estate Association, Colliers International (the "Agent") has described that it is representing the Tenant only in transactions described in this Lease;

  (b)
  the Agent's primary responsibility is to protect and promote the Tenant's interest; and

  (c)
  the Landlord shall pay the commission and compensation due to the Agent pursuant to the transaction described in this Lease. Said commission shall be calculated as five percent (5%) of the Basic Rent for the first Year of the Term and three percent (3%) of the Basic Rent for the remaining Years of the Term, plus applicable Goods and Services Tax.

        The Tenant acknowledges and agrees that the Agent is entitled to pass any relevant information it receives from the Tenant or from any other source to the Landlord as the Agent sees fit, without being in conflict of its duty to the Tenant.

        20.02    Reimbursement of Tenant's Moving Expenses

        The Landlord agrees to reimburse the Tenant against the payment of costs associated with relocating to the Leased Premises equal to $4.00 per square foot of the Area of Leased Premises (the "Moving Expenses"). The Moving Expenses shall be applied by the Tenant against the payment of costs incurred in relocating to the Leased Premises and be paid to the Tenant by the Landlord upon the Commencement Date in a lump sum or as a credit against next Rent payments.

        20.02    Non-Smoking Policy

        The Landlord using its reasonable efforts agrees to adopt and enforce a non-smoking policy applicable to the Common Areas and Common Facilities and in addition shall attempt to minimize the areas outside the Building which may be used by smokers.

        20.03    Handicap Accessibility

        The Landlord warrants that as of the Commencement Date, the Building shall be in compliance with applicable municipal handicap accessibility codes.

        20.04    Tenant's Right of Second Refusal

        The Tenant, when in occupancy and not then in default hereunder, shall have a right of second refusal subject to Macdonald Dettwiler and Associates Ltd. waiving its existing right of first refusal to lease all of the space set out below (the "Additional Space") on the terms and conditions and in the manner as follows:

  (a)
  The Landlord shall give notice in writing to the Tenant if the Additional Space is available for leasing, which notice shall set out:

  (i)
  the Additional Space;

  (ii)
  the Basic Rent payable;

  (iii)
  the Term; and

  (iv)
  Inducements.

  (b)
  Upon such notice being given, the Tenant shall have seven (7) business days within which to agree in writing to lease the Additional Space contained in the notice upon terms set out in the said notice and, failing such agreement, the Landlord may lease the same to any third party at terms equal to or greater than that offered to the Tenant and this Right of Second Refusal shall cease with respect to the space in the notice.

  (c)
  Unless otherwise specified in the notice, the terms of any lease entered into pursuant to this Article 20.05 shall be the same as herein contained, save for the premises leased, Rent, any Landlord Work (or other inducements) and any further rights of second refusal.

  (d)
  The provisions hereof shall be subject to any prior rights to any of the Additional Space which may have been granted to other existing tenants prior to the date of this Lease, and shall not apply to any portion of the Additional Space in connection with which it is the intention of the Landlord not to lease the same to tenants at all, or to lease the same to subsidiaries or associated companies or entities of the Landlord or its property or asset manager, or any portion of the Additional Space in respect of which the Landlord temporarily or permanently relocates an existing tenant for bona fide business reasons not initiated for the purpose of defeating the Tenant's rights hereunder. Further, the provisions hereof shall not apply to any portion of the Additional Space occupied by an existing tenant, whether pursuant to a lease renewal or extension agreement, overholding, or otherwise, it being understood and agreed that the Tenant shall only have a right of second refusal to lease those portions of the Additional Space which have become vacant and available for lease by the Landlord.

  (e)
  If the Tenant elects to lease only a portion of the Additional Space then, in determining that portion which the Tenant will take, the Landlord and Tenant agree that the remaining vacant space being left to the Landlord shall be in a shape and location and accessible by existing corridor such that it would be reasonable space for the Landlord to re-lease to third parties.

    The Additional Space referred to herein shall be the vacant space in the remainder of the Building, with the Tenant being granted an ongoing right of second refusal to space on the balance of the 2nd floor of the Building, and a one time right following initial leasing of space on the main floor of the Building.

        20.06    Exclusive

        Provided the Tenant is Computer Associates International Inc., is itself in possession of the whole of the Leased Premises and is not in material default of its obligations hereunder, then the Landlord covenants and agrees that throughout the initial four (4) Years of the Term the Landlord will not lease any premises within the Building to any of the Competitors (as defined below) whose primary use of such premises would be the developing and marketing of business oriented software products similar in the reasonable assessment of both the Landlord and the Tenant to those the Tenant is selling and developing. The Landlord further agrees to use reasonable efforts to restrict other tenants of the Building from assigning their leases or subletting their premises in contravention of the foregoing.

        As used herein, the term "Competitors" shall mean the business oriented software divisions whose primary use is similar to those the Tenant is selling and developing of the following companies, namely:

  (a)
  Borland;

  (b)
  SAP;

  (c)
  Dunn & Bradstreet Software;

        20.07    Tenant's Right of Early Termination

        On either the commencement of the fourth Year of the Term or the seventh Year of the Term only if:

  (a)
  the Tenant is not then in default under the terms of this Lease;

  (b)
  a Transfer of this Lease (save and except a permitted Transfer) has not occurred; and

  (c)
  the Tenant gives the Landlord written notice 9 months prior to the commencement of the fourth Year of the Term or the seventh Year of the Term, as the case may be, of its intention to terminate the Lease;

        then the Tenant may on either October 31, 2001 or October 31, 2004, as the case may be, terminate this Lease. In the event the Tenant terminates as aforesaid, the Tenant covenants and agrees to:

  (d)
  immediately vacate the Leased Premises in accordance with the terms of this Lease on either October 31, 2001 or October 31, 2004, as the case may be;

  (e)
  pay to the Landlord on either October 31, 2001 or October 31, 2004, as the case may be, the sum equal to the unamortized balance of the leasehold improvements constructed during the initial construction of the Leased Premises, real estate commissions and the Moving Expenses using a discount rate of 10% per annum compounded semi-annually.

        If the Tenant fails to exercise the foregoing provision to terminate the Lease in accordance with this Article 20.07, of if the other conditions set out in this Article 20.07 are not satisfied, this provision to terminate the Lease shall be null and void.

        20.08    Extension of Term

        Provided the Tenant has not exercised it right of termination for the entire Leased Premises as provided in Article 20.07, then,

  (a)
  If:

  (i)
  the Tenant is not then in default under the terms of the Lease; and

  (ii)
  the Tenant gives the Landlord not less than six (6) months' written notice prior to the expiry of the initial Term, not to be given sooner than twelve (12) months' prior to the expiry of the initial Term, of its intention to extend the Term;

    then the Tenant will have the right to extend the Term upon the expiry of the initial Term for a further period of five (5) years (the "First Extended Term") upon the same terms and conditions as are set out in this Lease, except that:

    (iii)
    there will be no further right to extend the Term except as provided in subparagraph (b) hereunder;

    (iv)
    any free rent allowance, or fixturing period, or tenant improvement allowance or other incentive or inducement or any requirement on the Landlord's part to do any Landlord's Work in connection with the Lease, shall not apply to the First Extended Term;

    (v)
    the Basic Rent payable by the Tenant during the First Extended Term shall be negotiated and agreed upon between the parties prior to the commencement of the First Extended Term based on the prevailing fair market Basic Rent at the commencement of the First Extended Term for similarly improved premises of similar size, quality, use and location in office buildings of a similar size, quality and location in Richmond, British Columbia. Failing such agreement, then within two (2) months prior to the commencement of the

      First Extended Term, Basic Rent shall be determined by arbitration under the provisions of the Commercial Arbitration Act (British Columbia) and in accordance with this Article 20.08 provided that the Basic Rent payable shall not in any case be less than that payable by the Tenant during the last year of the initial Term.

  (b)
  Provided the Tenant has, pursuant to subparagraph (a) above, validly exercised its option to extend the Term for the First Extended Term, and if:

  (i)
  the Tenant is not then in default under the terms of the Lease; and

  (ii)
  the Tenant gives the Landlord not less than six (6) months' written notice prior to the expiry of the First Extended Term, not to be given sooner than twelve (12) months' prior to the expiry of the First Extended Term, of its intention to further extend the Term;

    then the Tenant will have the right to extend the Term upon the expiry of the First Extended Term for a further period of five (5) years (the "Second Extended Term") upon the same terms and conditions as are set out in this Lease, except that:

    (iii)
    there will be no further right to extend the Term;

    (iv)
    any free rent allowance, or fixturing period, or tenant improvement allowance or other incentive or inducement or any requirement on the Landlord's part to do any Landlord's Work in connection with the Lease, shall not apply to the Second Extended Term;

    (v)
    the Basic Rent payable by the Tenant during the Second Extended Term shall be negotiated and agreed upon between the parties prior to the commencement of the Second Extended Term based on the prevailing fair market Basic Rent at the commencement of the Second Extended Term for similarly improved premises of similar size, quality, use and location in office buildings of a similar size, quality and location in Richmond, British Columbia. Failing such agreement, then within two (2) months prior to the commencement of the Second Extended Term, Basic Rent shall be determined by arbitration under the provisions of the Commercial Arbitration Act (British Columbia) and in accordance with this Article 20.08 provided that the Basic Rent payable shall not in any case be less than that payable by the Tenant during the last year of the First Extended Term.

If the Tenant fails to exercise the foregoing options to extend the Term in accordance with this Article 20.08, or if the other conditions set out in this Article 20.08 are not satisfied, these options to extend shall be null and void.

        IN WITNESS WHEREOF the parties hereto have executed this agreement by their respective duly authorized officers in that behalf, as of the day and year first above written.

BENTALL PROPERTIES LTD.	)
Per: /s/ [ILLEGIBLE]
Authorized Signatory	)
)
Per: /s/ [ILLEGIBLE]	)
Authorized Signatory	)
THE CORPORATE SEAL of WESTMINSTER MANAGEMENT CORPORATION was hereunto affixed in the presence of:
)
)
)
)
/s/ [ILLEGIBLE]	)
Authorized Signatory	)
)
/s/ [ILLEGIBLE]	)
Authorized Signatory	)
THE CORPORATE SEAL of COMPUTER ASSOCIATES CANADA, LTD. was affixed hereto in the presence of:
)
)
ANADA, LTD. as of	)
)
/s/ [ILLEGIBLE]	)
Authorized Signatory	)
)
/s/ [ILLEGIBLE]	)
Authorized Signatory	)

SCHEDULE "A"

BUILDING NO. 2:  SECOND FLOOR PLAN

SCHEDULE "B"

LANDLORD'S
WORK

        The Tenant acknowledges and agrees that it is accepting possession of the Leased Premises from the Landlord in a Turnkey condition. "Turnkey condition" means the Leased Premises will be designed and constructed by the Landlord at its sole cost and expense in accordance with specifications outlined by the Tenant per the attached Schedule "B-1" and a final space plan. The Landlord and the Tenant agree that unless the Tenant makes a material change to the attached Schedule "B-1", that the Tenant will not be responsible for any costs associated with the design and initial construction of the Leased Premises to a Turnkey condition.

SCHEDULE "B-1"

TENANT'S SPECIFICATIONS

Physical Requirements:
Reception Area:	250 s.f. area to include the following: an 8X8' millwork desk (by Landlord) with transaction top, work surfaces with lockable file pedestals, (2) quad outlets. (2) duplex outlets, (2) phone/data locations. and finishes as noted, (see attached typical), coat closet with rod and shelf, seating area for four, (6) recessed incandescent wall washers on dimmer in addition to 2'x2' Wor 2'x4' fluorescent lighting with parabolic lenses, (3) duplex outlets, and (1) phoneldata location at seating area. Security card reader at entry door.
Interior Offices:
	Enclosed private offices each with the following: (1) 12'1+v floor to height of door frame sidelight, (2) double duplex outlets, (2) phone/clan locations. and a door with lockset Offices are NOT to be located on the window line.
	Quantity	(15)	Size:	10'x 12' (inside dimensions)
Workstations:
	Open plan workstations. Systems furniture to be provided by Tenant. Each cluster of workstations will be fed by a. 5 wire (3 circuit) systems furniture electrical feed. Each cube will have (4) duplex outlets. Landlord's electrician is responsible for making final electrical hardwire connection between Tenants systems furniture electrical feed and building power. Workstation clusters should be located in open areas near the windows.
	Quantity:	(50) cubes	Size:	8'x 8'
		(50) cubes	Size:	6'x8'
Storage Rooms:	Enclosed rooms at various locations throughout the suite. Each to have (2) dedicated duplex outlets, (2) phone/data locations and (1) wall phone. Each room is to be lockable.
	Quantity:	(8)	Size:	(2) 20'x20' (4) 10'x12' (2) 6'x12'
Fitness Room:.
	Enclosed room to include the following: locker rooms (see below), (15) duplex outlets, (2) 20 amp receptacles, (1) wall phone. 2'x4' fluorescent light fixtures with protective lenses, one wall to be mirrored from 18' AFF to ceiling, area for hand weights to include 10'x10' rubber interlocking flooring, area to be included for storage of mats and other fitness equipment, area for stereo equipment with (1) quad and (1) duplex outlet; double door lockable entrance with vision panels, and security card reader. Can be located on window line. Plan ventilation and air conditioning for use of room by 20 employees at one time.
	Quantity:	(1)	Size:	(1) 20'x'30' locate within internal office area

	Aerobic room to include the following: (2) perpendicular walls to be mirrored from 8' AFF to 18' below finished ceiling height, flooring to be wood spring aerobic flooring (specification to be approved by Tenant), 2'x4' fluorescent light fixtures to have protective lenses, secured area for stereo sound system within room (see attached typical) with (1) quad and (1) duplex outlet, area to store mats, aerobic step equipment, hand weights, and jump ropes. Plan ventilation and air conditioning for class size of 15-20.
	Quantity:	(0)	Size:	(0) 20'45' locate adjacent to fitness room
Shower/Locker/Rest room:
	Private men's and women's locker/shower/rest room facilities (all ADA compliant) located immediately adjacent to fitness area to include the following: millwork counter, (no cabinets below) with (2) sinks, 4'x8' mirror above counter, (2) quad outlets at sink area, toilet area as required by code, (2) private showers with dressing area (see attached example), locker area that includes 10 full height lockers, bench area in front of lockers, small storage closet in one locker room for cleaning supplies and water heater. Locker facilities to be well ventilated. (2) duplex outlets for general use, (1) wall phone. All electrical fixtures to be specified and approved for wet installation. All walls in wet area to be ceramic tile finish. All floors to be ceramic tile finish.
	Quantity:	(1)	Size:	12'x18' (see attached example)
Virtual Enterprise Room (VER);
	Enclosed room to include the following: (1) 48'w floor to height of door frame sidelight all power in room to be on separate electrical panel located in closet adjacent to VER, (60) standard receptacles to be located at millwork displays throughout room (see attached plan), (10) 30 amp circuits, (60) jack locations, (2) wall phone locations. Zumtobel uptight (ZX series) to be specified in lieu of standard lighting (spec attached), ceiling tile is to be smooth and double white, 24 hour air conditioning required, all walls to receive wall covering, carpet upgrade in room. Room to be lockable and will have a security card reader at entrance door,
	Quantity:	(0)	Size:	(0) 25'x40' adjacent to reception and conference space.
Conference Room:
	Each to be an enclosed room and include the following: (1) 24"w floor to height of door frame sidelight at entrance door, (2) quad outlets, (4) duplex outlets, (6) phone/data locations, (1) ceiling mounted duplex outlet with lighted wall switch, (4) recessed incandescent wall washers or down lights on dimmer switch as accent lighting, 10-12 lineal feet 30'd millwork work surface open below, with grommets at the rear of the work surface and cabinets above for storage. Can be located on window line. Room to be lockable.
	Quantity:	(6)	Size:	(2) 20'x20' adjacent to the reception area (4) 145c16' internal to office space

Training Room:
	Each to be an enclosed room and include the following: (1) 24"w floor to height of door frame sidelight at entrance door, (12) quad outlets, (4) duplex outlets, (1) ceiling mounted duplex outlet with lighted wall switch, (16) phone data locations, (2) wall phones, (10-12) recessed incandescent down lights on dimmer switches (1) dimmer to be located at front of room, (1) dimmer to be located at rear of room, 2x4 fluorescent lighting with parabolic lenses banked in two groups and switched at front and rear of room. If two training rooms are required, they are to be built side by side with a Modemfold Spacesetter Model 202 movable partition separating the two rooms.
	Quantity:	(0)	Size:	(0) 25'x32' adjacent to the reception area
Demo Room:
	Each to be an enclosed room and include the following: (1) 24'w floor to height of door frame sidelight at entrance door, (9) quad outlets, (2) duplex outlets, (11) phone/data locations, (1) ceiling mounted duplex outlet with lighted wall switch, (8) recessed incandescent down lights on dimmer switch in addition to 2x4 fluorescent lighting with parabolic lenses. Do not locate on the window line. Room to be lockable.
	Quantity:	(1)	Size:	20'x25' adjacent to the reception area
PC Lab:
	Each to be an enclosed room and include the following: (1) 24w floor to height of door frame sidelight at entrance door, (10) quad outlets, (5) duplex outlets, (15) phone/data locations, (1) wall phone location. Room is to be cooled 24 hours per day by supplemental air conditioning unit Room is not m be. located on the window line and must be within the internal office space. Room is to have an Omnilock. Plan for (20) full feature PCs with large monitors, (15) modems, (8) Laser printers, when calculating heat and electrical loads. Room to have security card reader at entrance door.
	Quantity:	(4)	Size:	(2) 20'x20' (2) 15'x15'
Mail/Copy Room:
	400 s.f. enclosed room to include the following: (4) dedicated duplex outlets for copy machines and printers, (4) quad outlets, (4) duplex outlets, (d) phone/data locations, (1) wall phone location, 30"d millwork counter with cabinets below and 18'd open cabinets above (approx. 12' -15' linear feet in length). Room to be lockable and receive security card reader at entrance door.
	Quantity:	(1) Mail/copy room	Size:	25'x15' adjacent to reception area
		(4) copy room	Size:	10'x15' within office space
Phone Room:
	Enclosed room to include the following: all power in the phone room is to be on a separate electrical panel located within the computer room, (4) quad outlets with isolated grounds, (4) duplex outlets with isolated grounds (1) receptacle for phone switch (see phone switch and voice mail specifications for electrical and heat load information) to be mounted either in ceiling above switch or at 72' AFF near switch, if security system is included, (16) receptacles 6" on center Plugmold mounted at 72' AFF on (1) 4'x8' plywood board mounted at 30' AFF, (2) additional 4'x8' painted plywood boards mounted horizontally at 2' AFF. Walls to be 1 hour rated sound attenuated slab to slab partitions. 24 hour air conditioning with thermostat is required. Thermostat is to be tied into security system/flre alarm system to monitor high temperature alarms. Room to be lockable.

	If floor plate is larger than 35,000 s.f. or Tenant takes space on more than one floor, an 10F will have to be included in the plan. An OF will include the following: an enclosed room with lockable door, (1) 4'x8' painted plywood board mounted horizontally at 2' AFF, (6) quad outlets, (4) duplex outlets, (8) receptacles on plug molding mounted at 72' AFF, 24 hour ventilation and cooling.
	Quantity:	(1)	Size:	(1) 15'x20' located centrally
		(1)	IDF:	(1) 8'x10'
Computer Room:
	Enclosed room to include the following: all power in the computer room is to be on a separate electrical panel located within the computer room, (4) 30 amp receptacles, (15) 20 amp receptacles, (5) quad outlets, (10) duplex outlets, (6) receptacles with special NEMA configurations (specs to follow), all power is to have isolated grounds on separate breakers. Equipment list for the computer room is to be provided by the Tenant (3) wall phones are to be located throughout the space. 24 hour air conditioning is required. Supplemental unit can be shared with the phone room. (1) 4'x8' plywood board required for data terminations mounted at 2' AFF at a wall shared with the phone switch room. 6' raised flooring is required. Thermostat is to be tied into security system/fire alarm system to monitor high temperature alarms. Room is to have an Omn11ock unless a security system is specified for the space, in which case a security card reader Is to be included.
	Quantity:	(0)	Size:	(0) 25'x30' within internal ofc space
Lunch Room:
	Enclosed room to include the following: seating area for (16), millwork counter and cabinets (upper and lower) (approx. 12'-15' linear feet), with sink, full size refrigerator with ice maker (by landlord), water lines for ice maker and coffee machines, room for (3) vending machines, (10) duplex outlets, (1) wall phone location.
	Quantity:	(1)	Size:	(1) 20'x30' located within office space
Coffee Room:
	Pantry area to include the following: millwork counter and cabinets (upper and lower) (approx. 10'-12' linear feet) with sink, (1) full size refrigerator with ice maker (by Landlord), water lines for ice maker and coffee machine, (4) duplex outlets.
	Quantity:	(4)	Size:	(1) 12'x15' adjacent to reception/training area (3) 8'x12' within internal office space
Security System:
	Tenant owned and installed card access and closed circuit television (CCTV) system. Landlord to provide conduit from ceiling to card reader location on wall and wiring from reader location to security system plywood board in Tenant Phone Room.
	(X) Included in this project		( ) Not included in this project

Adjacencies:

  •
  Reception area is to be immediately adjacent to conference space, mail room and coffee area which is to be separated from the internal office space by a door with a vision panel and an

    Omnilock (or card reader if security system is being installed) so that only employees are capable of entering the internal office space from the reception area.

  •
  Visitors should not have visibility beyond the reception area into the internal office space.

  •
  One large storage room should be located near reception area but can be beyond internal door separating office and reception space.

  •
  Phone switch room should be located centrally in suite for efficient cable distribution

  •
  Lunch room to be located centrally in suite for employee use—should be on window line.

  •
  All cubes must be located within internal office space (not in reception area).

General Notes:

Electrical:

  •
  General load: 2 watts/SF lighting (demand); 5 watts/SF power (demand); 9 watts/SF (demand) riser capacity.

  •
  Emergency power to support all life safety systems and code minimum requirements.

  •
  Light switches are to be provided in all enclosed rooms.

  •
  Light switches are to be provided in open office areas at 11600 SF. Unless otherwise required by code    •    Core drill floor electrical and cable outlets at work station clusters are to be provided unless noted otherwise by Tenant No power poles!

  •
  Conduit and wiring are to be provided to Tenant's security card readers (when applicable).

  •
  Location cut-outs for Tenant night chimes located throughout space are to be provided (when applicable).

  •
  Electrical outlets at wet locations (i.e. sinks) are to be GFI. Security System:

  •
  Tenant installed card access and closed circuit television system. All questions regarding specification of wiring, conduit, electrical connections, etc. must be directed to the Tenant for approval and clarMcation prior to specification.

  •
  All locksets are to be keyed separately. Landlord is to provide Tenant with (2) two copies of the Master key for the space, and (2) two copies of each key within the space.

  •
  In addition Landlord is to provide Tenant with suite entry and building entry keys/access cards that total the addition of the following:receptionist + number of interior offices (see above) ~ number of wo*sta~cns (see above) + 10 prior to Tenant move-in date.

Lighting:

  •
  Parabolic lighting required; 2'x2' or 2'x4' deep cell air handling fixtures; 50-60 foot-candles

  •
  Zumtobel uptight to be ZX series. Landlord to submit to Tenant cut sheets illustrating the specified model for Tenant approval.

  •
  Incandescent recessed lighting as noted in reception, conference, demo rooms and labs.

  •
  Locker/shower/rest room facilities to have lighting approved for wet installations. Ceiling:

  •
  2'x2' or 2'x4' acoustical lay in tile; Class A rating: 5/8' thickness; NC 0.55-0.65: minimum finished ceiling height of 8'6".

  •
  Virtual Enterprise Room—ceiling file to be free of fissures and double white color.

  •
  Locker room shower areas to have drywall ceilings. Doors/Bucks/Hardware:

Reception to have double door opening.

  •
  All enclosed rooms to have metal or wood framed openings, solid core doors (where doors are indicated), ADA compliant hardware with locksets (except lunch, copy and coffee areas)

  •
  Metal or wood framed side lights at doors as Indicated.

  •
  Landlord to provide Omnilcck Model * OM250TL and WP4000 wireless printer model 82240B

Partitioning:

  •
  Demising and corridor partitions to be slab to slab and include sound batting.

  •
  Conference room walls to be slab to slab and include sound batting.

  •
  At training rooms movable partition to be Modemfold Spacesetter 202 or Tenant approved equal. Tenant owned white boards.

  •
  At locker/shower/rest room facilities drywall in wet areas to be Durarcck or Tenant approved equal. Miltwork:

  •
  All millwork to meet the American Woodworkers premium standard.

  •
  Plastic laminates to be Wilsonart Formica Brand, and/or Nevamar or Tenant approved equal. Wall Covering:

  •
  Wall covering in reception, conference, training, PC lab, demo, lunch, coffee, fitness and locker/shower facilities to be Potymyx (or approved equao, vinyl or equivalent as specified by Tenant

  •
  Standard one coat primer, two coats latex, eggshell finish, Benjamin Moore or Tenant approved equal. Accent paint color is to be provided in office area and (1) wall in enclosed offices.

  •
  Paint in lockerlshower/rest room facilities to be semi-gloss and mildew resistant wall paint. Ceiling paint to be Zinsser mildew resistant ceiling paint

Floor Covering:

  •
  Vinyl file (Armstrong Premium Excelon or equivalent as approved by Tenant) is to be provided in storage, coffee, lunch and copy rooms.

  •
  Tenant to purchase carpet (only) directly from Bentley Mills. Tenant to receive a credit of $21.00yd from Landlord for the purchase of the carpet. Carpet installation, per Tenant specifications, is the responsibility of the Landlord.

  •
  Installation of carpet border 18'w is to be provided in conference, training, demo, VER and reception areas.

  •
  Base to be 4" cove, rubber

  •
  Raised computer flooring is to be Tate or Tenant approved equal, tiles to be 2'x2', height of floor to be 6'8'.

  •
  Aerobic flooring to be wood spring floor approved by Tenant.

  •
  Ceramic blue in locker/shower/rest room facilities to be American Olean 2'x2", 4'x4', 6"x6' and 12'x12' with colored grout as specified by Tenant

Window Treatment:

  •
  Mini-blinds at building perimeter windows and interior sidelights Sprinkler/Fire Extinguishers:

  •
  Flush mounted heads distributed per code and NFPA 101

  •
  Fire extinguishers are to be provided and mounted as per code. HVAC:

  •
  Based on Tenant's requirements as noted; per Code and ASHRAE standards Structural:

  •
  Based on Tenant's requirements; per Code and ASHRAE standards Hazardous Material/ADA

Compliance Requirements:

  •
  The site and improvements are to be free of asbestos and any other hazardous materials and, in compliance with ADA end other municipal requirements during Tenant's occupancy. Any cost resulting from non-conformance with requirements or the existence, removal or containment of any hazardous substance shall be the Landlord's responsibility and not passed on to the Tenant

  •
  Additions/deletions, or other deviations from this outline subject to CA's written approval prior to order or installation by Landlord.

Tenant ChargeslExtras:

  •
  CA not responsible for any design or construction costs; this information is presented as a generalized order of magnitude description of its needs

  •
  Installation to be turnkey according to all applicable codes and Tenant requirements.

  •
  Prior to the submission of any proposal or lease, Landlord to make Tenant aware of, and be responsible for, the costs of any supplemental HVAC, plumbing, electrical, structural or other requirements

  •
  Due to the general nature of this information, CA may make changes and additions at any time. It is understood, however, that If CA makes a change which materially impacts the order. of magnitude, that Landlord will notify CA of the extent, nature and cost of the change.

  •
  After Landlord's notice CA will (at its option) either. modify its plans, accept the cost, or request that the additional cost be factored into the rent. CA will not be responsible for any changes unless Landlord provides prior written notice of the nature and cost of the change.

  •
  CA WILL EXCEPT NO TENANT EXTRA CHARGES unless there is a material change in reqirements after CA has signed off on construction plans and specifications: this is NOT a final specification—any engineering, code and other implications of this information are strictly the Landlord's responsibility or cost

  •
  After final plans and specifications have been approved by Tenant in writing; Tenant may make substitutions or changes provided that the substitutions or changes do not result in a material increase in cost or delays in schedule beyond the agreed target dates.

  •
  Tenant will not be responsible for any cost or delay unless notified by Landlord in writing upon submission of the change or substitutions and approved by Tenant in advance in writing.

The Tenant and Landlord agree that the foregoing Tenant specifications are subject to the following Landlord provisos:

  1.
  Computer Associates International, Inc. Drawing SK: I dated July 28, 1997. Computer Associates International, Inc. Drawing SK:2 dated July 28, 1997. Drawings to be reviewed in conjunction with Computer Associates Tenant Design Program dated January 13, 1997.

  2.
  Carpet supply price not to exceed $21.00 U.S. per square yard plus taxes, shipping and. duty. Carpet is required in Vancouver no later than 30 days prior to occupancy.

  3.
  Wallcovering supply cost not to exceed $12.00 U.S. per linear yard (54" material) plus taxes, shipping and duty. Wallcovering required in Vancouver no later than 30 days prior to occupancy.

  4.
  We suggest that public corridors are terminated as shown on attached plans.

  5.
  All doors off of public corridors to be base building standard. Base building standard entrances off of public corridor are fully glazed, frameless tempered glass doors with patch hardware. Base building standard exit doors are solid core wood veneer doors in a pressed steel frame with commercial grade hardware.

  6.
  We have reviewed the drawings for Building Code Compliance. It appears an access to the building common area through the Phone/Data room may be required. We reserve the right to make changes to the plan as required to comply with all applicable codes and regulations. We would advise Computer Associates of changes required to comply with codes.

  7.
  Light fixtures are 20" × 48" with deep cell parabolic louvres. Light fixtures are not "air handling". Base building lighting levels are estimated to be 65FC maintained.

  8.
  Voice and data wiring, telephone equipment, coffee machines, cafe equipment, vending machines and fitness equipment are by Tenant.

  9.
  Power wiring within systems furniture by tenant.

  10.
  The building has a low voltage lighting control system. "Off only" line voltage switches will be provided in the private offices. Open office zone switches exceed 600 sq.ft.

  11.
  Exterior illuminated signage is by Tenant. Building directory signaze is by Landlord.

  12.
  Sprinkler heads are semi-recessed chrome pendants.

  13.
  The structural floor load capacity is 50 lbs. per sq.ft. live load.

  14.
  The Base Building and Computer Associates Premises will be built to B.C. Building Code including provision for handicapped accessibility. The space will not be built in accordance with ADA.

  15.
  Landlord's estimate of "rentable" area is 42.250 sq.ft. This will be subject to change upon physical measurement of the space by B.C. Land surveyor.

  16.
  Thermostat in Phone Room will be tied into HVAC DDC system. High temperature alarm will be provided to building operators.

  17.
  Emergency power and/or UPS system to service Tenants' equipment is not included. Code required emergency lighting and exit signage are included.

  18.
  Security/CCTV system (hardware and wiring) by Tenant. AC power supply to security and CCTV system by Landlord. Conduit required for security and CCTV system by Landlord.

  19.
  Base building standard ceilings are 20" × 60" throughout premises. Drywall ceilings are substituted in new shower area only.

  20.
  Base building standard venetian blinds furnished and installed by Landlord.

  21.
  Please refer to attached letter from VEL Engineering regarding supplemental HVAC and plumbing requirements to meet Computer Associates' turnkey requirements.,

Our Ref: 5760-01 E 1
Fax: 661-5055
Bentall Properties Ltd.

Suite 1800, Four Bentall Centre
P.O. Box 49001
Vancouver, B.C. V7X 1 B1
Attention: Mr. Dan Bock

Dear Dan:

Re: Crestwood Buildinq 2—Computer Associates

        We have reviewed the tenant requirements you provided from Computer Associates and would offer the following comments:

  1.
  The Fitness Room requires additional ventilation due to people counts. We should be able to achieve this from the base building systems.

  2.
  Shower, Locker, Washrooms seem somewhat redundant as the building provides these facilities but if required they will need additional plumbing and ventilation. Base building plumbing has capacity to handle the fixtures indicated but exhaust ventilation will be an extra requirement.

  3.
  Conference Rooms will require additional ventilation but this should be available from the base building systems.

  4.
  Demo Room may require additional air conditioning (not 24 hour) to accommodate the equipment they indicated will be in the room. This can be confirmed when we have more details on the equipment.

  5.
  The four PC Labs will require 24 hour, separate air conditioning and will require additional ventilation if population matches number of computers indicated in these rooms. The 24 hour air conditioning would be extra to base building and the additional ventilation may start to become difficult from base building systems because of all the additional ventilation added in previous rooms.

  6.
  Telephone Room will require 24 hour air conditioning tied to a security monitoring system. This will be extra to base building systems.

  7.
  The Lunch Room and Coffee Rooms (4) require additional plumbing for the sinks and icemakers indicated.

        Please note that there will not be an Aerobics Room, Virtual Enterprise Room, Training Room or Computer Room in this facility.

        We trust the above is satisfactory.

Yours truly,

VEL ENGINEERING

Ken W. Newbert, P.Eng. Partner

SCHEDULE "C"

Attached to and forming part of the Lease dated the 21st day of May, 1997. BETWEEN:

      BENTALL PROPERTIES LTD. and
      WESTMINSTER MANAGEMENT
      CORPORATION

      (the "Landlord")

AND:

      COMPUTER ASSOCIATES

      CANADA, LTD. (the "Tenant")

The provisions of this Schedule "C" are subject to Article 4.04 of the Lease.

1.
Signs may be illuminated with the Landlord's approval but in no case will they be allowed to flash or rotate.

2.
The use of any electronic signage or other form of reader board signage shall be approved at a preliminary design stage with the Landlord. All signage must be approved by the Landlord at the time of approval of the final design of the Leased Premises.

3.
The Building may have a free standing "suit case" sign provided by Landlord to identify building only. No other form of free standing signage shall be allowed.

4.
Signs featuring general advertising shall not be permitted.

5.
Free standing roof signs shall not be permitted.

6.
Signs affixed to fascias shall not protrude above the roof level of a building nor the upper level of the fascia to which they are attached. No external supporting structures shall be visible.

7.
Signs may include the registered trademark or symbol of a company if the signage complies with the intent of these guidelines, and is to the Landlord's reasonable satisfaction.

SCHEDULE "D"

THIS AGREEMENT is dated the 21 st day of May, 1997. BETWEEN:

      BENTALL PROPERTIES LTD.,

      a body corporate, having its head
      office at Suite 1800, Four Bentall
      Centre, in the City of Vancouver, in
      the Province of British Columbia, and

      WESTMINSTER MANAGEMENT
      CORPORATION, a body corporate, having a
      business office
      at Suite 600, 355 Burrard Street, in the City

      of Vancouver, in the Province of British Columbia

      (the "Landlord")

          OF THE FIRST PART

AND:

      COMPUTER ASSOCIATES INTERNATIONAL
      INC., a body corporate, having its head office at
      One Computer Associates Plaza, Islandia, New
      York, United States of America 11788-7000.

      (the "Indemnifier")

          OF THE SECOND PART

In order to induce the Landlord to enter into the lease (the "Lease") dated the 21st day of May, 1997 and made between the Landlord and Computer Associates Canada, Ltd. as Tenant, and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the Indemnifier hereby makes the following indemnity and agreement (the "Indemnity") with an in favour of the Landlord:

        1.    The Indemnifier hereby agrees with the Landlord that at all times prior to commencement of the Term of the Lease and during the Term of the Lease and any extension or renewal of the Lease it will:

  (a)
  make the due and punctual payment of all Rent, monies, charges and other amounts of any kind whatsoever payable under the Lease or Agreement to Lease by the Tenant whether to the Landlord or otherwise and whether the Lease or Agreement to Lease has been disaffirmed or disclaimed;

  (b)
  effect prompt and complete performance of all and singular the terms, covenants and conditions contained in the Lease or Agreement to Lease on the part of the Tenant to be kept, observed and performed; and

  (c)
  indemnify and save harmless the Landlord from any loss, costs or damages arising out of any failure by the Tenant to pay the aforesaid Rent, monies, charges or other amounts due under the Lease or Agreement to Lease or resulting from any failure by the Tenant to observe or perform any of the terms, covenants and conditions contained in the Lease or Agreement to Lease.

        2.    This Indemnity is absolute and unconditional and the obligations of the Indemnifier shall not be released, discharged, mitigated, impaired or affected by:

  (a)
  any extension of time, indulgences or modifications which the Landlord extends to or makes with the Tenant in respect of the performance of any of the obligations of the Tenant under the Lease or Agreement to Lease;

  (b)
  any waiver by or failure of the Landlord to enforce any of the terms, covenants and conditions contained in the Lease or Agreement to Lease;

  (c)
  any assignment of the Lease or Agreement to Lease by the Tenant or the Landlord or by any trustee, receiver or liquidator;

  (d)
  any consent which the Landlord gives to any such assignment or subletting;

  (e)
  any amendment to the Lease or Agreement to Lease or any waiver by the Tenant of any of its right under the Lease or Agreement to Lease; or

  (f)
  the expiration of the Term.

        3.    The Indemnifier hereby expressly waives notice of the acceptance of this Agreement and all notice of non-performance, non-payment or non-observance on the part of the Tenant of the terms, covenants and conditions contained in the Lease or Agreement to Lease. Without limiting the generality of the foregoing, any notice which the Landlord desires to give to the Indemnifier shall be sufficiently given if delivered in person to the Indemnifier or if mailed by prepaid registered or certified post addressed to the Indemnifier at the Leased Premises, and every such notice is deemed to have been given upon the day it was so delivered in person, or if mailed, ninetysix (96) hours after it was mailed. The Indemnifier may designate by notice in writing to the Landlord a substitute address for that set forth above and thereafter notices shall be directed to such substitute address. If two or more Persons are named as Indemnifier, any notice given hereunder or under the Lease or Agreement to Lease shall be sufficiently given if delivered or mailed in the foregoing manner to any one of the such Persons.

        4.    In the event of a default under the Lease or Agreement to Lease or under this Indemnity Agreement, the Indemnifier waives any right to require the Landlord to:

  (a)
  proceed against the Tenant or pursue any rights or remedies against the Tenant with respect to the Lease or Agreement to Lease;

  (b)
  proceed against or exhaust any security of the Tenant held by the Landlord; or

  (c)
  pursue any other remedy whatsoever in the Landlord's power.

        The Landlord has the right to enforce this Indemnity regardless of the acceptance of additional security from the Tenant and regardless of any release or discharge of the Tenant by the Landlord or by others or by operation of any Law.

        5.    Without limiting the generality of the foregoing, the liability of the Indemnifier under this Indemnity is not and is not deemed to have been waived, released, discharged, impaired or affected by reason of the release or discharge of the Tenant in any receivership, bankruptcy, winding-up or other creditors' proceedings or the rejection, disaffirmance or disclaimer of the Lease or Agreement to Lease in any proceeding and shall continue with respect to the periods prior thereto and thereafter, for and with respect to the Term as if the Lease or Agreement to Lease had not been disaffirmed or disclaimed, and in furtherance hereof, the Indemnifier agrees, upon any such disaffirmance or disclaimer, the Indemnifier shall, at the option of the Landlord, become the Tenant of the Landlord upon the same terms and conditions as are contained in the Lease or Agreement to Lease, applied mutatis mutandis. The liability to the Indemnifier shall not be affected by any repossession of the

Leased Premises by the Landlord, provided, however, that the net payments received by the Landlord after deducting all costs and expenses of repossessing and reletting the Leased Premises shall be credited from time to time by the Landlord against the indebtedness of the Indemnifier hereunder and the Indemnifier shall pay any balance owing to the Landlord from time to time immediately upon demand.

        6.    No action or proceedings brought or instituted under this Indemnity and no recovery in pursuant thereof shall be a bar or defence to any further action or proceeding which may be brought hereunder by reason of any further default hereunder or in the performance and observance of the terms, covenants and conditions contained in the Lease or Agreement to Lease.

        7.    No modification of this Indemnity shall be effective unless the same is in writing and is executed by both the Indemnifier and the Landlord.

        8.    The Indemnifier shall, without limiting the generality of the foregoing, be bound by this Indemnity in the same manner as though the Indemnifier were the Tenant named in the Lease or Agreement to Lease.

        9.    If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) execute this Indemnity as Indemnifier, the liability of each such individuals, corporation, partnership or other business association hereunder is joint and several. In like manner, if the Indemnifier named in the Indemnity is a partnership or other business association, the members of which are by virtue of statutory or general law subject to personal liability, the liability of each such member is joint and several.

        10.  All of the terms, covenants and conditions of this Indemnity extend to and are binding upon the Indemnifier, his or its heirs, executors, administrators, successors and assigns, as the case may be, and enure to the benefit of and may be enforced by the Landlord, its successors and assigns, as the case may be, any mortgagee, chargee, trustee under a deed of trust or other encumbrancer of all or any part of the Development referred to in the Lease or Agreement to Lease.

        11.  The expressions "Landlord", "Tenant", "Rent", "Term" and "Leased Premises" and other terms or expressions where used in this Indemnity, respectively, have the same meaning as in the Lease or Agreement to Lease.

        12.  This Agreement shall be construed in accordance with the laws of the Province of British Columbia.

        13.  Wherever in this Indemnity reference is made to either the Landlord or the Tenant, the reference is deemed to apply also to the respective heirs, executors, administrators, successors and assigns and permitted assigns, respectively, of the Landlord and the Tenant, as the case may be, named in the Lease or Agreement to the Lease or Agreement to Lease operates automatically as an assignment to such assignee of the benefit of this Indemnity.

        IN WITNESS WHEREOF the Indemnifier has signed and sealed
this Indemnity.

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/s/ [ILLEGIBLE]	)
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THE CORPORATE SEAL of COMPUTER ASSOCIATES INTERNATIONAL INC. Was hereunto affixed in the presence of:
/s/ [ILLEGIBLE] Authorized Signatory
/s/ [ILLEGIBLE] [ILLEGIBLE]

SCHEDULE "E"

ENVIRONMENTAL

COVENANTS

1.    Definitions

        In this Schedule:

          "Hazardous Substance" means:

    (a)
    any radioactive material;

    (b)
    any explosive;

    (c)
    any substance that, if added to any water, would degrade or alter or form part of a process of degradation or alteration of the quality of that water to the extent that it is detrimental to its use by man or by any animal, fish or plant;

    (d)
    any solid, liquid, gas or odour or combination of any of them that, if emitted into the air, would create or contribute to the creation of a condition of the air that:

    (i)
    endangers the health, safety or welfare of persons or the health of animal life;

    (ii)
    interferes with normal enjoyment of life or property; or

    (iii)
    causes damage to plant life or to property;

    (e)
    any toxic substance;

    (f)
    any substance declared to be hazardous or toxic or is prohibited, controlled or regulated under any Environmental Laws, Regulations or Orders (as defined below) now or hereafter enacted or promulgated by any governmental authority having jurisdiction over the Landlord, the Tenant, the Leased Premises or the Development of which the Leased Premises form a part; and

    (g)
    any other substance which is or may become hazardous, dangerous or toxic to persons or property;

          "Environmental Laws" means all applicable federal, provincial, state, municipal, or local laws, bylaws, statutes, regulations, standards, guidelines, permits or ordinances, and other lawful requirements of any lawful authority having jurisdiction over the Development now or hereafter including, without limitation, the following: the Canadian Environmental Protection Act, the British Columbia Waste Management Amendment Act 1993, Contaminated Sites Regulations and other applicable laws relating in any way to the environment, health, occupational health and safety, product liability and transportation of dangerous goods, including the principles of common law and equity;

          "Regulations" mean all rules, regulations or the like promulgated under or pursuant to any Laws; and

          "Orders" mean all applicable orders, decisions, or the like rendered by any ministry, department or administrative or regulatory agency.

2.    Tenant's Covenant as to Use

        Without limiting the generality of the covenants of the Tenant in the Lease contained including Basic Term .03 thereof, the Tenant covenants and agrees that the Tenant will not bring upon the Leased Premises or any part thereof any Hazardous Substances and if at any time, notwithstanding the foregoing covenant of the Tenant, there shall be any Hazardous Substances upon the Leased Premises or a part thereof whether or not brought thereupon by the Tenant, the Tenant shall, at its own expense:

  (a)
  immediately give the Landlord notice specifying the nature and location of the Hazardous Substances and thereafter give the Landlord from time to time written notice of the extent and nature of the Tenant's compliance with the following provisions of this paragraph;

  (b)
  promptly remove the Hazardous Substances from the Leased Premises in a manner which conforms with all Environmental Laws, Regulations and Orders governing the movement of the same and the reasonable requirements of the Landlord in connection with the movement; and

  (c)
  if requested by the Landlord, obtain at the Tenant's cost and expense from an independent consultant designated or approved by the Landlord verifying the complete and proper removal thereof from the Leased Premises or, if such is not the case, reporting as to the extent and nature of any failure to comply with the foregoing provisions of this paragraph.

3.    Compliance with Laws

        Without limiting the generality of the covenants of the Tenant in the Lease contained including Section 4.09 thereof, the Tenant shall, at its own cost and expense, comply with all Environmental Laws, Regulations and Orders from time to time in force relating to the Landlord, the Tenant, the business of the Tenant, the Leased Premises or the Development relating to Hazardous Substances and the protection of the environment and shall immediately give written notice to the Landlord of the occurrence of any event in the Leased Premises or on the Development or a contravention thereof and, if the Tenant shall, either alone or with others, cause the occurrence of such event, the Tenant shall at its own expense:

  (a)
  immediately give the Landlord notice of the occurrence and the contravention and thereafter give the Landlord from time to time written notice of the extent and nature of the Tenant's compliance with the following provisions of this paragraph;

  (b)
  promptly remedy the contravention in a manner which conforms with all Environmental Laws, Regulations and Orders governing the movement of the same;

  (c)
  if requested by the Landlord, obtain at the Tenant's cost and expense from an independent consultant designated or approved by the Landlord verifying the complete and proper remedying of the contravention or, if such is not the case, reporting as to the extent and nature of any failure to comply with the foregoing provisions of this paragraph; and

  (d)
  to promptly provide the Landlord with a copy of any environmental site investigation, assessment, audit or report relating to the Leased Premises or the Development conducted by or for the Tenant at any time before, during or after the Term, as the same may be renewed or extended.

        The Tenant shall, at its own expense, remedy any damage to the Leased Premises and the Development caused by such event within the Leased Premises or by the performance of the Tenant's obligations under this paragraph as a result of such occurrence. If the Tenant fails to do so, the Landlord may at its option remedy the damage, and may recover its actual cost and expenses of so doing from the Tenant as Additional Rent under the Lease.

        If any governmental authority having jurisdiction shall require the clean-up of any Hazardous Substances held, released, spilled, abandoned or placed upon the Leased Premises or the Development or released into the environment by the Tenant in the course of the Tenant's business or as a result of the Tenant's use or occupancy of the Leased Premises, then the Tenant shall, at its own expense, prepare all necessary studies, plans and proposals and submit the same for approval, provide all bonds and other security required by governmental authorities having jurisdiction and carry out the work required and shall keep the Landlord fully informed and provide to the Landlord full information with respect to the proposed plans and comply with the Landlord's reasonable requirements with respect to such plans.

4.    Enquiries by Landlord

        The Tenant hereby authorizes the Landlord to make enquiries from time to time of any government or governmental agency with respect to the Tenant's compliance with any and all laws and regulations pertaining to the Tenant, the Tenant's business and the Leased Premises including without limitation Environmental Laws, Regulations and Orders pertaining to Hazardous Substances and the protection of the environment; and the Tenant covenants and agrees that the Tenant will from time to time provide to the Landlord such written authorization as the Landlord may reasonably require in order to facilitate the obtaining of such information.

5.    Indemnification of the Landlord

        The Tenant covenants and agrees to indemnify the Landlord and its directors, officers, shareholders, employees, agents, successors and assigns, from any and all liabilities, actions, damages, claims, remediation cost recovery claims, losses, costs, orders, fines, penalties and expenses whatsoever (including all consulting and legal fees and expenses on a solicitor-client basis and the cost of remediation of the Leased Premises, the Development and any adjacent property) arising from or in connection with:

  (a)
  any breach of or non-compliance with the provisions of this Schedule by the Tenant or any person for whom the Tenant is in law responsible; or

  (b)
  any release or alleged release of an Hazardous Substances at or from the Leased Premises related to or as a result of the use and occupation of the Leased Premises by, or any act or omission of, the Tenant or any person from whom the Tenant is in law responsible.

6.    Event of Default

        Notwithstanding anything to the contrary herein or in the Lease contained, the Landlord acknowledges and agrees that the Tenant uses certain substances and materials in the conduct of the Tenant's business which would be considered Hazardous Substances hereunder. Accordingly, the Landlord hereby consents and agrees to the presence of such Hazardous Substances upon the Development and the Leased Premises, provided the following conditions are met:

  (a)
  the Tenant shall only bring upon the Development and upon the Leased Premises such Hazardous Substances as are reasonably required for the conduct of its business operations within the Leased Premises, and shall forthwith remove from the Development and form the Leased Premises any Hazardous Substances which are no longer required for such business operations.

  (b)
  under no circumstances will the Tenant use the Leased Premises or any portion thereof to stockpile or warehouse Hazardous Substances, other than in such reasonable quantities as may be required for its business operations within the Leased Premise;

  (c)
  the Tenant will comply fully with all Laws, Regulations and Orders related to the transportation, storage, use and disposal of all Hazardous Substances so brought upon the Development or the Leased Premise by the Tenant; and

  (d)
  save for the right to bring Hazardous Substances upon the Development and the Leased Premises for use as aforesaid, the tenant shall be bound by all of the other terms and conditions of this Schedule including, without limitation, the obligation to remedy any damage to the Leased Premise or the Development caused by the Tenant's exercise of its rights hereunder.

7.    Ownership of Hazardous Substances

        If the Tenant shall bring or create upon the Development or the Leased Premises any Hazardous Substance or if the conduct of the Tenant's business shall cause thereto be any Hazardous Substance upon the Development or the Leased Premises then, notwithstanding any rule of law to the contrary, such Hazardous Substance shall be and remain the sole and exclusive property of the Tenant and shall not become the property of Landlord notwithstanding the degree of affixation of the Hazardous Substance or the goods containing the Hazardous Substance to the Leased Premises or the Development and notwithstanding the expiry or earlier termination of this Lease.

8.    Survival of Covenants

        The obligations of the Tenant hereunder relating to Hazardous Substances shall survive the expiry or earlier termination of this Lease save only that, to the extent that the performance of those obligations requires access to or entry upon the Leased Premises or the Development or any part thereof, the Tenant shall have such entry and access only at such times and upon such terms and conditions as the Landlord may from time to time specify; and the Landlord may, at the Tenant's cost and expense, itself or by its agents, servants, employees, contractors and subcontractors, undertake the performance of any necessary work in order to complete such obligations of the Tenant; but having commenced such work, the Landlord shall have no obligation to the Tenant to complete such work.

9.    Landlord's Environmental Warranty

        The Landlord represents and warrants to the Tenant that neither the Landlord nor, to the best of the Landlord's knowledge and information, any other person has ever allowed or caused a Hazardous Substance to be discharged from or located or disposed of on or from the Leased Premises or the Development, and the Landlord further represents and warrants that the Leased Premises and the Development are, to the best of the Landlord's knowledge and information, free of Hazardous Substances as of the date the Tenant takes possession of the Demised Premises. If, notwithstanding the foregoing, it is discovered that the Leased Premises or the Development contain Hazardous Substances, and that the same were not brought thereon by the Tenant or those for whom the Tenant is in law responsible, then notwithstanding anything to the contrary herein or in the Lease contained the Landlord shall be responsible for removal and disposal of the same, such removal and disposal to be performed in conformity with all applicable Laws, Regulations and Orders and at no cost to the Tenant.

QuickLinks

  Exhibit 10.10
AGREEMENT
ASSIGNMENT AND ASSUMPTION OF LEASE
CRESTWOOD CORPORATE CENTRE Richmond, B.C. Table of Contents
ARTICLE 1 Demise and Term
ARTICLE 2 Rent
ARTICLE 3 Construction and Fixturing of Leased Premises
ARTICLE 4 Conduct of Business
ARTICLE 5 Repairs
ARTICLE 6 Common Areas and Common Facilities
ARTICLE 7 Assignment and Sub-Letting
ARTICLE 8 Insurance
ARTICLE 9 Tenant Alterations
ARTICLE 10 Public Utilities and Taxes
ARTICLE 11 Exclusion of Liability and Indemnity
ARTICLE 12 Landlord's Rights and Remedies
ARTICLE 13 Mortgages and Assignment by Landlord
ARTICLE 14 Overholding Tenant
ARTICLE 15 Quiet Possession
ARTICLE 16 Legal Relationships
ARTICLE 17 Notices
ARTICLE 18 General
ARTICLE 19 Definitions
ARTICLE 20 Special Clauses
SCHEDULE "A" BUILDING NO. 2: SECOND FLOOR PLAN
SCHEDULE "B"
SCHEDULE "B-1" TENANT'S SPECIFICATIONS
SCHEDULE "C"
SCHEDULE "D"
SCHEDULE "E" ENVIRONMENTAL COVENANTS